As filed with the Securities and Exchange Commission on October 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Iceland Arctic Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

New Iceland Advisors LLC
1300 Jackson Street, Suite 100
Golden, CO 80401
 +1 (303) 578-9985

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1300 Jackson Street, Suite 100
Golden, CO 80401

+1 (303) 578-9985

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler Holland & Hart LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 Tel: (303) 295-8000	Andrew Barker Michael Beck Walkers (Cayman) LLP 190 Elgin Avenue George Town Cayman Islands (345) 949-0100	Yvan-Claude Pierre Minkyu Park Cooley LLP 55 Hudson Yards New York, New York Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, OCTOBER 2, 2026

$100,000,000

New Iceland Arctic Acquisition Corp.

10,000,000 Units

New Iceland Arctic Acquisition Corp., a Cayman Islands exempted company (the “Company,” “we,” “us,” or “our”), is a newly organized blank check company or special purpose acquisition company (“SPAC”), formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any specific business combination target. To date, our efforts have been limited to organizational activities and activities related to this offering. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region for purposes of consummating a business combination, but the Company intends to focus its search on high growth operating companies in Iceland and the broader Arctic region.

Our Icelandic and American management team and board have a decades-long track record combining experience across institutional asset management, private equity, mergers and acquisitions, legal and regulatory matters, capital markets, and strategic advisory services, having founded, built, led, advised, and invested in businesses across multiple jurisdictions. We believe we are well-positioned to identify Icelandic and broader Arctic businesses focused on compelling and underappreciated companies in high-growth sectors.

This is an initial public offering of our securities. We are offering 10,000,000 public units at an offering price of $10.00 each. Each unit (“Unit”) consists of: (i) one Class A ordinary share, (ii) one redeemable warrant, and (iii) one right to receive one-quarter of one Class A ordinary share. We refer herein to the Units sold in this offering as our “public units,” and the components thereof as our “public shares,” “public warrants,” and “public rights.” We will not issue fractional shares and only whole shares will trade, so unless you purchase public units in multiples of four, you will not be able to receive or trade the fractional shares underlying the rights. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of the consummation of our initial business combination and 12 months after the closing of this offering and will expire on the fifth anniversary of the completion of our initial business combination, or earlier upon redemption or liquidation as described in this prospectus. Warrants will only be exercisable for whole shares. We will grant our underwriter, Chardan Capital Markets LLC, a 45-day option to purchase up to an additional 1,500,000 public units solely to cover over-allotments, if any.

We will provide the holders of our public units, or our “public shareholders,” with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to consummation of the initial business combination, including interest (which interest will be net of permitted withdrawals, as defined below), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account will initially be $10.00 per public share. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination.

Our amended and restated memorandum and articles of association will not contain a minimum net tangible asset condition, such as the $5,000,001 net tangible asset requirement. As such, there is no limitation on the amount of shares we may redeem. Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent.

Our Sponsor, New Iceland Arctic Acquisition Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), will commit, pursuant to written agreement, to purchase an aggregate of 178,000 private placement units at a price of $10.00 per private placement unit ($1,780,000 in the aggregate). Further, Chardan Capital Markets LLC (“Chardan” or the “underwriter”), will commit, pursuant to written agreement, to purchase an aggregate of 200,000 private placement units (or up to 230,000 private placement units if the over-allotment is exercised in full) as part of the consideration included in the underwriting discount paid to the underwriter upon the closing of the initial public offering. Each private placement unit will consist of: (i) one Class A ordinary share, (ii) one redeemable warrant, and (iii) one right to receive one-quarter of one Class A ordinary share. The foregoing transactions will occur in a private placement that will close simultaneously with the closing of this offering. The components of the private placement units are referred to as “private placement shares,” “private placement warrants,” and “private placement rights.” Each private placement warrant included in a private placement unit entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein. Each private placement right entitles the holder thereof to receive one-quarter of one Class A ordinary share upon the consummation of our initial business combination.

A portion of the proceeds from the sale of the private placement units will be placed in the trust account described below.

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares (the “founder shares”) from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. As of the date of this prospectus, we have 3,593,750 Class B ordinary shares outstanding, of which up to 468,750 founder shares remain subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised. The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent approximately 24% of the issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of this offering and the exercise of the underwriter’s over-allotment option, if any. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or a share surrender, as applicable, immediately prior to the consummation of the offering, in such amount as to maintain the collective ownership of the initial shareholders prior to this offering at approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon the consummation of this offering.  At the option of the holder, the founder shares may be converted into Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. The Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which founder shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree, in their sole discretion, to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of founder shares will equal, in the aggregate, 20% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of the offering (excluding any shares underlying the private placement units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our Sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination. The anti-dilution provisions applicable to our founder shares may result in the issuance of additional shares to the holders of Class B ordinary shares and material dilution to the public shareholders’ equity interests. See “Summary - The Offering - Sponsor’s Securities and Compensation” for further discussion on Sponsor’s and our affiliates’ securities and compensation. The proceeds from the sale of the founder shares will not be placed in the trust account described below. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination and will be entitled to vote to transfer the company by way of continuation to a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Approval of the Business Combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the business combination, to the extent that such business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class. Each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 10 votes per share.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we will repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. At the option of the lender, up to $200,000 in principal of such loans entered into after the offering may be convertible into units (the “loan units”), which would be identical to the private placement units, at a price of $10.00 per loan unit, which could result in a dilution to the public shareholders’ equity interests. The private placement shares component of the loan units is referred to herein as the “loan shares,” the private placement warrant component of the loan units is referred to herein as the “loan warrants” and the private placement right component of the loan units is referred to herein as the “loan rights.”

As more fully discussed in “Management - Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. The low price that our Sponsor, officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby such persons could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within 12 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement units (and any underlying securities) may become worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our Sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We have until the date that is 12 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 12 months, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to vote on the extension and to redeem their shares, regardless of whether they abstain, vote for, or against, the resolution to extend, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest will be net of permitted withdrawals, as defined below), divided by the number of then issued and outstanding public shares, subject to applicable law. We refer to the time period we have to complete an initial business combination, as it may be extended as described above, as the “completion window.” If we are unable to complete our initial business combination within the completion window, as the case may be, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest will be net of permitted withdrawals, as defined below, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. The redemption rights will also include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. We are permitted to withdraw amounts from the trust account to pay our taxes (other than excise taxes, if any), provided that all permitted withdrawals can only be made (x) from interest and not from the principal held in the trust account and (y) only to the extent such interest is in amount sufficient to cover the permitted withdrawal amount (“permitted withdrawals”).

There is presently no public market for our public units, Class A ordinary shares, public warrants or public rights. We intend to apply to list our public units on the Nasdaq Capital Market (“Nasdaq”), under the symbol “NIAAU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A ordinary shares, the warrants and the rights constituting the public units will begin separate trading on the 30th day following the date of this prospectus, unless the underwriter determines that an earlier date is acceptable, and subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) containing an audited balance sheet of the Company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the public units begin separate trading, we expect that our Class A ordinary shares, public warrants and public rights will be listed on Nasdaq under the symbols “NIAA,” “NIAAW” and “NIAAR,” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 31 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Investing in our securities involves a high degree of risk.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

	Price to Public	Underwriting Discount(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$100,000,000	$5,520,000	$94,480,000

(1)	Including (A) $2,520,000 in the aggregate payable to the underwriter upon the closing of this offering, representing approximately $0.252 per Unit (or $2,820,000 if the underwriter’s over-allotment option is exercised in full, representing $0.245 per Unit), of which the underwriter has committed that $0.20 per Unit will be used by the underwriter to purchase private placement units; and (B) $0.30 per public unit sold in the offering, or $3,000,000 in the aggregate (or $3,450,000 if the underwriter’s over-allotment option is exercised in full), is payable to the underwriter in this offering for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriter only upon the completion of an initial business combination. The table and this description do not include certain other agreed upon terms regarding the underwriter’s compensation and certain reimbursements agreed to by the underwriter. See “Underwriting” for additional information regarding underwriting compensation.

Of the proceeds we receive from this offering and the sale of the private placement units, $100,000,000 or $115,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit), will be deposited into a segregated trust account located in the United States and established by Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”). Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination, (2) the redemption of any public shares properly submitted for redemption in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (3) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, subject to applicable law. Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants or rights included in the public units. Further, the Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-for-one basis. See the section titled “Risk Factors - Risks Relating to our Sponsor and Management Team - The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

The following table illustrates the difference between the public offering price per Unit and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See section entitled “Dilution” for more information.

As of June 30, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.08	$5.36	$4.64	$4.31	$5.69	$2.64	$7.36	$(0.39)	$10.39
Assuming No Exercise of Over-Allotment Option
$6.07	$5.34	$4.66	$4.29	$5.71	$2.64	$7.36	$(0.38)	$10.38

Our Sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our Sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders, and our Sponsor and other initial shareholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units (and the securities comprising such units) may be worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our Sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. As a result, there may be actual or potential material conflicts of interest between our Sponsor and its affiliates on one hand, and purchasers in this offering on the other. See the sections titled “Proposed Business - Sources of Target Business” and “Management - Conflicts of Interest” for more information.

The underwriter is offering the public units on a firm commitment basis. The underwriter expects to deliver the public units to purchasers on or about, _______________, 2026, subject to customary closing conditions.

Sole Book-Running Manager

Chardan

The date of this prospectus is ________________, 2026

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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PROSPECTUS Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“amended and restated memorandum and articles of association” refer to the amended and restated memorandum and articles of association of the company which will be adopted immediately prior to the consummation of this offering;

●	“Class A ordinary shares” refer to our Class A ordinary shares in the capital of the company with a par value of $0.0001 per share;

●	“Class B ordinary shares” refer to our Class B ordinary shares in the capital of the company with a par value of $0.0001 per share;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands;

●	“clear days” in relation to the period of a notice refers to that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

●	“completion window” refers to (i) the period ending on the date that is 12 months from the closing of this offering, or such earlier liquidation date as our board of directors may approve, in which we must complete an initial business combination or (ii) such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association. Our shareholders can also vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, in which case our public shareholders will be offered an opportunity to redeem their public shares

●	“FINRA” refers to the Financial Industry Regulatory Authority;

●	“founder shares” refer to Class B ordinary shares initially purchased by our Sponsor in a private placement prior to this offering and, unless the context otherwise requires, our Class A ordinary shares issued upon the conversion thereof as provided herein;

●	“initial shareholders” refer to the Sponsor and any other holders of our founder shares immediately prior to this offering;

●	“letter agreement” refers to the letter agreement between us and each of our Sponsor, directors and officers, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“loan rights” refer to the private placement rights underlying the loan units;

●	“loan shares” refer to the private placement shares underlying the loan units;

●	“loan units” refer to the units into which up to $200,000 of working capital loans that we may enter into after the offering with our Sponsor, its affiliates or our officers and directors may be converted at a price of $10.00 per unit at the option of the lender, which units will be identical to the private placement units;

●	“loan warrants” refer to the private placement warrants underlying the loan units;

●	“management” refers to our executive officers and staff;

●	“ordinary resolution” refers to a resolution of the company passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

●	“ordinary shares” refer to our Class A ordinary shares and our Class B ordinary shares;

●	“permitted transferees” refer to permitted transferees as described under section “Principal Shareholders” of this prospectus;

●

“permitted withdrawals” refer to amounts withdrawn from the trust account to pay our taxes (other than excise taxes, if any), provided that all permitted withdrawals can only be made (x) from interest and not from the principal held in the trust account and (y) only to the extent such interest is sufficient in amount to cover the permitted withdrawal amount;

●	“private placement shares” refer to 378,000 Class A ordinary shares (or 408,000 Class A ordinary shares if the over-allotment is exercised in full) to be purchased by the Sponsor and the underwriter as part of the private placement units in a private placement that will close simultaneously with this offering (178,000 of such shares by the Sponsor and 200,000 of such shares by the underwriter (or 230,000 if the over-allotment is exercised in full));

●	“private placement units” refer to the 378,000 private placement units (or 408,000 private placement units if the over-allotment is exercised in full) to be purchased separately by our Sponsor and the underwriter, respectively, in a private placement that will close simultaneously with this offering, as well as any units that may be issued upon conversion of working capital loans, each private placement unit consisting of one private placement Class A ordinary share, one private placement warrant, and one right to receive one-quarter of one Class A ordinary share;

●	“private placement warrants” refer to an aggregate of 378,000 warrants exercisable for Class A ordinary shares (or 408,000 warrants if the over-allotment is exercised in full) included within the private placement units to be purchased by the Sponsor and the underwriter (178,000 of such warrants by the Sponsor and 200,000 of such warrants by the underwriter (or 230,000 warrants if the over-allotment is exercised in full));

●	“public shareholders” refer to the holders of our public shares, including our initial shareholders, Sponsor (as defined below), executive officers and directors to the extent they purchase public shares, provided that their status as “public shareholders” will only exist with respect to such public shares;

●	“public rights” refer to the rights sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shares” refer to our Class A ordinary shares sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public units” refer to the units sold in this offering (whether they are subscribed for in this offering or in the open market);

●	“public warrants” refer to the redeemable warrants sold as part of the public units in this offering (whether they are subscribed for in this offering or in the open market);

●	“representative” refers to Chardan Capital Markets LLC;

●	“special resolution” refers to a resolution of the company passed by a majority of at least two-thirds (or such higher approval threshold as specified in the post-offering memorandum and articles of association) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. The amended and restated memorandum and articles of association of the company will require that resolutions put to the vote of a meeting shall be decided on a poll, and in accordance with section 60(4) of the Companies Act regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass a special resolution;

●	“Sponsor” refers to New Iceland Arctic Acquisition Sponsor LLC, a Cayman Islands limited liability company affiliated with our executive officers and directors;

●	“units” refer to the public units sold in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“warrants” refer to our public warrants, the private placement warrants and the loan warrants; and

●	“we,” “us” or “our company” refer to New Iceland Arctic Acquisition Corp.

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

All references in this prospectus to shares of the company being forfeited will take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law (that is, an issuance of shares from share premium).

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option. You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly organized blank check company or special purpose acquisition company, incorporated on April 21, 2026, as a Cayman Islands exempted company, with limited liability and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

We have not selected any specific business combination target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region for purposes of consummating a business combination, but the Company intends to focus its search on operating companies in Iceland and the broader Arctic region. We have not identified any acquisition targets. From the date of our incorporation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers or directors and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

Management and Competitive Advantage

Our Icelandic and American management team combines experience across institutional asset management, private equity, mergers and acquisitions, legal and regulatory matters, capital markets and strategic advisory services, having founded, built, led, advised and invested in businesses across multiple jurisdictions.

We pair our deep knowledge of the Icelandic corporate landscape with international capital markets experience. Over many years, our team has worked with Icelandic companies and public institutions across a broad range of industries and transactions, while maintaining long-standing relationships with entrepreneurs, business owners, management teams, institutional investors, financial institutions and public sector entities in Iceland and internationally. We believe this provides broad visibility into the Icelandic corporate landscape and positions us to identify business combination opportunities, including those that may not arise through broadly marketed sale processes.

In addition, our management team developed and manages the first and only U.S.-listed single-country exchange-traded fund focused on Iceland (NASDAQ: GLCR). We believe this reflects our long-standing commitment to connecting Icelandic businesses with international capital markets and has contributed to relationships with institutional investors, registered investment advisers, asset managers and other participants in the U.S. capital markets. Our team has also established initiatives connecting Icelandic businesses with international investors, strategic partners and sources of growth capital. We believe these activities deepen our understanding of the Icelandic market, Iceland’s strategic position as a gateway to the Arctic region, and the broader Arctic opportunity, while expanding our relationships across the Icelandic business community and the international investment ecosystem.

Our board of directors complements our management team with substantial public company leadership, governance and capital markets experience, having founded, led and governed public companies, overseen significant U.S. and Nordic public offerings and advised on numerous SPAC transactions. Our advisory board consists of senior business leaders whom we expect to provide strategic guidance, industry insight and access to additional business relationships.

We believe this combination of experience, established relationships and understanding of both the Icelandic corporate landscape and international capital markets provides us with a differentiated platform for sourcing, evaluating and executing our initial business combination.

Acquisition Strategy and Criteria

We believe that Iceland and the broader Arctic region represent a compelling and underappreciated opportunity for U.S. capital market investment. Iceland possesses a unique convergence of structural advantages that distinguish it from other international markets: nearly 100% renewable energy generation from geothermal and hydroelectric sources; the highest GDP per capita among the Nordic countries; a resilient and transparent financial system, supported by strong credit ratings and low national debt; and a strategic geographic position between North America and Europe, which provides unencumbered access to both the European single market through Iceland’s European Economic Area membership and emerging Arctic trade corridors. Unlike larger sovereign economies constrained by complex regulatory frameworks and slow-moving institutional structures, Iceland benefits from close coordination between business and government, a flexible monetary policy, and a demonstrated ability to adapt and recover quickly from economic disruption. As global attention increasingly turns toward the Arctic – driven by the potential opening of northern sea routes, the exploration of critical mineral reserves in Greenland, and an estimated $1 trillion in anticipated Arctic infrastructure investment (according to research by Guggenheim Partners) – we believe Iceland’s role as the pre-eminent gateway to this region will continue to grow in strategic and economic importance.

Our acquisition strategy is to identify and acquire a leading Icelandic and Arctic operating company that demonstrates the financial scale, operational maturity, and ownership structure necessary to thrive as a U.S.-listed public company. We have conducted a comprehensive analysis of the Icelandic corporate landscape and believe a subset of Icelandic companies has developed financial profiles that (i) are comparable to U.S. emerging growth companies, (ii) reflect operational maturity, and (iii) would allow the resulting public company to satisfy the initial listing standards of Nasdaq and NYSE. These companies operate across a range of sectors including logistics, fintech, data infrastructure, pharmaceuticals, tourism and hospitality, consumer goods, and renewable energy, providing us with a broad and diversified field of potential targets. We intend to focus our selection process on companies with concentrated ownership structures, which can improve decision-making efficiency, accelerate execution timelines, and facilitate the coordination required between a SPAC sponsor, target management, and investors during a de-SPAC transaction. We believe these structural characteristics reduce execution risk and increase the probability of a successful and timely business combination.

Precedent transactions demonstrate that Icelandic companies can successfully access and thrive in U.S. public markets through a SPAC structure. Two of the Iceland-founded companies currently listed on U.S. public markets today were listed through de-SPAC transactions. Alvotech, a biotechnology company headquartered in Iceland, completed a de-SPAC transaction in 2022 that transitioned the company from a private biosimilar developer into a publicly traded manufacturer with U.S. FDA-approved products and significantly expanded fundraising capacity. Oculis, an Icelandic biopharmaceutical company, completed a U.S. Nasdaq listing via SPAC in March 2023, subsequently using the capital to accelerate its late-stage ophthalmology pipeline and establish a U.S. physical presence in Boston — and later became dually listed on the Nasdaq Iceland Main Market in 2024. More recently, and through a different structure, Marel hf., an Icelandic food processing technology company, combined with John Bean Technologies Corporation, a U.S.-listed company, pursuant to a voluntary takeover offer that was completed in January 2025. The transaction valued Marel at approximately $3.9 billion on an enterprise-value basis. The combined company was renamed JBT Marel Corporation and its primary listing is on the New York Stock Exchange, with a secondary listing on Nasdaq Iceland. While this transaction was a cross-border merger rather than a business combination with a special purpose acquisition company, we believe it further illustrates that Icelandic operating companies can access, and achieve valuation and liquidity in, U.S. public markets. These examples illustrate both the feasibility and the strategic value of the de-SPAC pathway for Icelandic companies seeking access to deeper capital markets, broader investor bases, and the global brand visibility that accompanies a U.S. public listing, as well as the capabilities of the Icelandic market in general. We intend to replicate and build upon this precedent by identifying the next generation of Icelandic industry leaders ready to access U.S. public markets and execute on an international growth strategy.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement units, as well as our equity, debt or a combination of these, in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, which may include time delays related to legal, regulatory and market uncertainty, significant expense and loss of voting control. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may also seek to effect simultaneous business combinations with more than one target business, we expect that we will seek to effect only a single business combination if we believe that limited resources and time constraints would meaningfully inhibit our ability to close multiple combinations simultaneously.

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem all or a portion of their public shares, regardless of whether they abstain, vote for or against or vote at all with respect to the proposed business combination, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer without a shareholder vote, in each case for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals), subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, or a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, to the extent that such business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law.

We will have until the date that is 12 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to consummate an initial business combination. If we are unable to consummate an initial business combination within such time period, we will, as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account, net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per Class A ordinary share (regardless of whether or not the underwriter exercises its over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts due to potential claims of creditors, which may take priority over the claims of our public shareholders.

If we anticipate that we may be unable to consummate our initial business combination within such 12 months, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our Sponsor’s investment in our founder shares, our private placement units (and any underlying securities) may be worthless.

Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of our board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we may, in our sole discretion, obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. However, unless we consummate our initial business combination with an affiliated entity, our board of directors is not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view.

As described below adjacent to the caption “- The Offering - Offering proceeds to be held in the trust account,” the Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the units must be deposited in a trust account. Of the $103,780,000 (or $119,080,000 if the underwriter’s over-allotment option is exercised in full) gross proceeds we will receive from this offering and the sale of the private placement units, an aggregate of $100,000,000 (or $10.00 per unit), or $115,000,000 (or $10.00 per unit) if the underwriter’s over-allotment option is exercised in full, will be placed in a segregated trust account located in the United States and established by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds or in an interest-bearing demand deposit account.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, as described above.

As more fully discussed in “Management - Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have, and any of our officers or directors may in the future have, certain relevant fiduciary duties or contractual obligations.

In addition, our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. In such event, such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Sponsor Information

Our Sponsor is a Cayman Islands limited liability company. Although our Sponsor may undertake any activities permitted under applicable law, our Sponsor’s business is focused on investing in our company. Halldor Thorsteinsson, Lu Zhou, and Heath Cardie are the managing members of New Iceland Arctic Acquisition Sponsor LLC, our Sponsor, and hold voting and investment discretion with respect to the securities held of record by the Sponsor. As of the date of this prospectus, such persons and entities they control own membership interests in our Sponsor representing an economic interest in 3,593,750 founder shares, and the Sponsor will purchase, pursuant to a subscription agreement to be entered into, an aggregate of 178,000 private placement units (assuming no exercise of the underwriter’s over-allotment option). Members of our advisory board – Richard A. Meringolo and Denny Weinberg – are expected to acquire membership interests in our Sponsor following the completion of this offering. No other person has a direct or indirect material interest in our Sponsor. None of the non-managing members of our Sponsor will have any rights to control our Sponsor or to vote or dispose of any securities held by our Sponsor, or participate in the direction or management of our company.

For the table setting forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates, see the section entitled “Sponsor Information” beginning on page 86 of this prospectus.

Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants and rights included in the public units. As a result, our initial shareholders could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares. Further, the Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. See the sections titled “Risk Factors - Risks Relating to our Sponsor and Management Team - The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline” and “Dilution.”

Public shareholders will also experience additional dilution from the issuance of the shares (the “private placement shares”) underlying the private placement units (including private placement shares underlying private placement units). Additional shares may be issued upon exercise of any private placement warrants or private placement rights underlying private placement units. The exercise of the private placement warrants or private placement rights would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized.

At the option of the holder, the founder shares (which are Class B ordinary shares) may be converted into Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. The Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which founder shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree, in their sole discretion, to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of founder shares will equal, in the aggregate, 20% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of the offering (excluding any shares underlying the private placement units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our Sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination.

Pursuant to a letter agreement to be entered with us, each of our Sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units, as summarized in “Proposed Business – Sponsor Information.”

Up to 468,750 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised. In addition, in order to facilitate our initial business combination or for any other reason determined by our Sponsor in its sole discretion, our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.

Our Management Team

We believe that our management team is well positioned to identify attractive risk-adjusted returns in the marketplace and that our deal sourcing channels, ranging from industry executives, private owners, private equity funds, and investment bankers will enable us to pursue a broad range of opportunities. Additionally, our management believes that its ability to identify and implement value creation initiatives will remain central to its differentiated acquisition strategy. We intend to primarily focus our target sourcing efforts on private companies that we believe would benefit from a public listing and partnership with our team and that otherwise cannot gain access to public capital in this current market environment. We believe that our management team’s background could have a significant short- and long-term impact on target businesses and offer a compelling opportunity for targets seeking an alternative path to liquidity and value maximization.

Directors and Executive Officers

Upon closing of this offering, our Board of Directors and Executive Officers will consist of the following individuals:

Name	Age	Position
Halldor Thorsteinsson	41	Chief Executive Officer; Member of the Board of Directors
J. Heath Cardie, CFA	55	Chief Financial Officer; Chair of the Board of Directors
Lu Zhou	41	Chief Investment Officer
Christy Albeck	71	Independent Director, Chair of the Audit Committee
Andrew E. Geist	60	Independent Director
Ragnar Rafnsson	46	Independent Director

Halldor Thorsteinsson

Halldor Thorsteinsson will serve as a member of our Board of Directors and Chief Executive Officer upon the closing of this offering. Mr. Thorsteinsson is an attorney and Managing Director of New Iceland Advisors, a firm focused on connecting U.S. institutional investors with investment opportunities in Iceland and the Arctic region, a position he has held since July 2023. He also serves as a partner at AM Praxis, one of Iceland’s oldest law firms, where he has practiced since January 2015, advising local and international clients on corporate law, mergers and acquisitions, and cross-border transactions. Mr. Thorsteinsson is also a co-founder and co-owner of GlacierShares ehf., the sponsor of the GlacierShares Nasdaq Iceland ETF (Nasdaq: GLCR), the first U.S.-listed single-country ETF focused on Iceland’s equity market, launched in 2025. He holds an LL.M. in International Economic and Business Law from Kyushu University (Japan) and a Master’s Degree in Law from Bifröst University (Iceland). He is a member of the Icelandic Bar Association. We believe Mr. Thorsteinsson’s expertise in cross-border transactions, Nordic capital markets, and international corporate law qualifies him as our Chief Executive Officer and member of our Board of Directors.

J. Heath Cardie

J. Heath Cardie will serve as the Chief Financial Officer and Chair of the Board of Directors upon the closing of this offering. Mr. Cardie is the founder and Managing Director of New Iceland Advisors, a firm focused on providing U.S. institutional investors with access to alternative investment opportunities in Iceland, a position he has held since July 2023. He is also a co-founder and co-owner of GlacierShares ehf., the sponsor of the GlacierShares Nasdaq Iceland ETF (Nasdaq: GLCR), launched on Nasdaq in 2025. Since December 2000, Mr. Cardie has served as President and Co-Founder of Carner Services, a private equity investment company with holdings across the equipment leasing, recycling, commercial storage, and manufacturing industries, through which he has completed 14 direct private equity transactions. Previously, Mr. Cardie served as Director of Private Equity at Watershed Investment Consultants, Inc., an institutional investment consulting firm with approximately $3 billion in assets under advisement, from October 2002 to May 2016. Mr. Cardie holds a Master of Science in Finance from the University of Colorado and a Bachelor of Science in Business Administration from Ambassador University. He has held the Chartered Financial Analyst (CFA) designation since 1997 and holds FINRA Series 82 and Series 63 licenses. We believe Mr. Cardie’s more than three decades of experience in private equity, institutional investment consulting, and alternative asset management qualifies him to serve on our Board of Directors.

Lu Zhou

Lu Zhou will serve as our Chief Investment Officer upon the closing of this offering. Ms. Zhou is the founder and Chief Executive Officer of Vanquour Wealth Management, an investment advisory firm affiliated with the Royal Bank of Canada Clearing & Custody, a position she has held since November 2021. Ms. Zhou leads Vanquour in providing bespoke wealth management strategies for multi-family offices, including asset allocation, alternative investments, cross-border investments, and multi-generational wealth transfer. She also serves as Managing Director of Global Access CSG, a role she has held since April 2014, through which she has raised hundreds of millions of dollars for large-scale industrial projects, including financing for New York State’s largest gigafactory. In 2010, Ms. Zhou addressed the 62nd Session of the United Nations General Assembly on Public-Private Partnerships. Ms. Zhou holds a Master of Science in International Relations from New York University and a Bachelor of Science in Business Administration from the State University of New York at Albany. We believe Ms. Zhou’s extensive background in investment management, private equity, and international capital markets qualifies her as our Chief Investment Officer.

Christy Albeck

Christy Albeck will serve as a member of our Board of Directors and the Chair of the Audit Committee upon the closing of this offering. Ms. Albeck founded Albeck Advisors in 2025, through which she provides consulting and CFO services to public and private companies. Ms. Albeck currently serves as Chief Financial Officer of IB Acquisition Corp., a special purpose acquisition company listed on the Nasdaq Stock Market. Previously, Ms. Albeck was a partner at Calabrese Consulting, LLC, following the 2022 sale of her firm, Albeck Financial Services, which she founded in 1986 and grew over four decades from a sole proprietorship into a global consulting firm with offices in Houston, New York, Beijing, Shanghai, and Shenzhen. Albeck Financial Services provided outsourced accounting, CFO, and SEC reporting services to private companies and companies conducting initial public offerings on U.S. exchanges, including an Asia Pacific practice serving Asian companies accessing U.S. capital markets. Beginning in 2019, Albeck Financial Services expanded into the SPAC market, providing consulting and advisory services to more than 125 active SPACs. Ms. Albeck holds a Bachelor of Science in Accountancy from the University of Houston. We believe Ms. Albeck’s more than 35 years of experience in accounting, SEC reporting, CFO services, and special purpose acquisition company advisory qualifies her to serve on our Board of Directors.

Andrew E. Geist

Upon the closing of the offering, Andrew E. Geist will serve as an Independent Director on the Board of Directors of the Company. Mr. Geist brings more than 38 years of experience as a proven business entrepreneur and executive. Mr. Geist served as Senior Vice President at Gogo, Inc. (Nasdaq: GOGO), a provider of inflight connectivity solutions for the business aviation market, from 1997 until February 2026. As a founding member of Gogo’s leadership team, Mr. Geist played a pivotal role in establishing and scaling the Company’s Business Aviation division from inception into a global market leader and publicly traded enterprise. During his tenure, Mr. Geist led global commercial sales and marketing, customer service and technical support, product management, sales engineering, and new business development. He directed worldwide commercial operations encompassing new-aircraft original equipment manufacturer  relationships, authorized dealer and distributor networks, large fractional and charter aircraft operator accounts, military and government programs, and strategic business partnerships. Mr. Geist also participated in early capital formation initiatives and supported a large-scale merger and acquisition transaction. Prior to joining Gogo, Mr. Geist founded and led several ventures within the private aerospace sector, serving as Founder, Cofounder, and Managing Director. His ventures included companies specializing in ultrasonic aircraft inspection technologies, global aircraft parts distribution, 1031 tax exchange services, and aviation insurance brokerage. Mr. Geist holds a Bachelor of Science in Aerospace Science, with a Minor in Business Management and Administration, from Metropolitan State University of Denver. He also holds Federal Aviation Administration Commercial Pilot and Certified Flight Instructor Certifications for multi- and single-engine aircraft and instruments, and Property and Casualty licenses. The Board believes that Mr. Geist’s proven extensive experience in executive leadership, global commercial operations, and scaling businesses from startup through public offering qualifies him to serve as an Independent Director on our Board.

Ragnar Rafnsson

Upon the closing of the offering, Ragnar Rafnsson will serve as an Independent Director on the Board of Directors of the Company. Mr. Rafnsson has nearly two decades of experience in corporate finance, transaction advisory and investments in Iceland. He is a Partner at KAOS Partners, a Reykjavík corporate advisory and investment firm he co-founded in 2025, where he leads operational and corporate advisory assignments alongside the firm’s own investment projects, with particular activity across the energy, seafood, tourism and technology sectors. Mr. Rafnsson served as a Partner at Deloitte in Iceland from 2023 to 2025. Before that he spent eleven years with EY Iceland, where he was appointed Partner in 2020 and led the firm’s Transaction Advisory Services practice from 2019, advising clients on mergers and acquisitions, valuations, due diligence and transaction execution. He joined EY as a Senior Manager in 2013. Earlier in his career he spent six years at PricewaterhouseCoopers in Iceland, latterly as Manager of Financial Advisory Services. Mr. Rafnsson has also served as a court-appointed valuation expert in Iceland. Mr. Rafnsson earned a Bachelor of Science in Financial Engineering from Reykjavík University, where he also taught project finance. The Board believes that Mr. Rafnsson’s work across the Icelandic transaction market, from valuation and due diligence to deal execution, gives him direct insight into the ownership structures, financial profiles and transaction readiness of the Icelandic businesses that the Company is targeting and qualifies him to serve as an Independent Director on our Board.

Other Staff

Gunnar Sveinn Magnússon

Gunnar Sveinn Magnússon will serve on the staff of New Iceland Advisors LLC and as our Director of Investor Relations and Impact in Iceland. Gunnar Sveinn Magnússon has more than 20 years of experience across banking, international finance, professional services, and sustainable investment. Most recently, Mr. Magnússon served as Partner and Head of Climate & Sustainability at Deloitte Iceland and as a member of Deloitte’s Nordic Climate & Sustainability leadership team. In that role, he advised companies and financial institutions on sustainable finance, climate strategy, carbon markets, ESG regulation and reporting, and related investment matters. Prior to joining Deloitte, he was Partner and Head of Climate Change and Sustainability Services at EY Iceland. From 2017 to 2021, Mr. Magnússon served in senior roles at Íslandsbanki, first as Head of Investor Relations and later as Sustainability Manager. He helped develop and implement the bank’s sustainability strategy and Sustainable Financing Framework. During his tenure, Íslandsbanki became the first Icelandic bank to issue a sustainable bond, completing a €300 million offering in November 2020. Before joining Íslandsbanki, Mr. Magnússon spent approximately six years with the International Monetary Fund in Washington, D.C., where he worked in technical assistance financing, donor relations and fund management. Earlier in his career, he worked as an economist and project manager for the European Commission in Brussels and in investment management at Landsbanki. Mr. Magnússon holds a Master of Science degree from the London School of Economics and Political Science and a bachelor’s degree from Gonzaga University. He also holds Icelandic securities qualifications. He has served on the boards of Festa, Iceland’s center for sustainability, and the International Carbon Registry, which he helped establish in 2021, and currently serves on the Board of the Golf Union of Iceland. His extensive experience in international finance, capital markets, sustainable investment and Icelandic business provides him with a broad perspective on investment opportunities and economic development in Iceland and the Nordic region.

Advisory Board

In addition to our Board of Directors and executive officers, we have established an Advisory Board. The Advisory Board is completely advisory in nature, and its members have no authority to make decisions or take actions on behalf of the Company. Members of the Advisory Board are not directors or officers of the Company and owe no fiduciary duties to the Company or its shareholders. The Advisory Board may provide guidance and recommendations to our management team regarding potential business combination targets and strategic matters, but all decisions and actions remain solely within the authority of our Board of Directors and executive officers. The Advisory Board currently consists of Richard A. Meringolo and Denny Weinberg, each of whom will also be an investor in the Sponsor following the completion of this offering.

Richard A. Meringolo

Richard A. Meringolo will serve on the Advisory Board of the company and will be an investor in the Sponsor following the completion of this offering. Mr. Meringolo has provided strategic transformation and capital raising consulting services through Narragansett Capital & Advisory, LLC since 2021. Mr. Meringolo served as a Board Member, Senior Executive Vice President, and Chief Credit Officer of TCF Financial Corporation, a $50 billion regional bank headquartered in Detroit, Michigan, from 2020 to 2021, where he served on the Executive Committee as Chair of the Allowance for Credit Losses Committee and Co-Chair of the Audit, Strategic Planning, Corporate Development, Asset Liability, and Capital Planning Committees. Before joining TCF, Mr. Meringolo held senior leadership positions at NatWest Group (formerly Royal Bank of Scotland), a $1.5 trillion asset global bank, serving in London from 2013 to 2018, including as Managing Director and Global Head of Leveraged Finance and, prior, as Chief Risk Officer of the Global Restructuring Division and Global Head of Credit for the Commercial Real Estate Finance portfolio, where he served on the Executive Committee with oversight responsibility for a $750 billion global loan book. Earlier in his career, Mr. Meringolo served as Executive Vice President at Citizens Financial Group, where he held leadership of the Commercial Real Estate Finance, Sponsor Finance, and Private Equity Banking businesses from 2009 to 2013. Mr. Meringolo holds a Master of Business Administration in Finance from Boston College Graduate School of Management and a Bachelor of Arts in Economics from Middlebury College. We believe Mr. Meringolo’s more than 35 years of experience in banking, credit risk management, leveraged finance, and public company board service qualifies him to serve on the Advisory Board.

Denny Weinberg

Denny will serve on the Advisory Board of the company and will be an investor in the Sponsor following the completion of this offering. Mr. Weinberg is a business executive and advisor with nearly four decades of experience across Fortune 100 companies, venture-backed technology startups, and corporate turnarounds. He began his career as Chief Engineer with CTX Systems, responsible for multiple U.S. patents in electronic control systems, before transitioning to management consulting at Touche Ross & Co. (now Deloitte Consulting) from 1981 to 1986. In 1986, Mr. Weinberg as Executive Vice President joined a new leadership team at Blue Cross of California that executed one of the most significant turnarounds and subsequently the largest IPO in the managed care industry at the time, creating WellPoint, Inc. (now Elevance Health, Inc.), one of the nation’s largest health benefits companies, where he served until 2006. Mr. Weinberg subsequently co-founded and served as Chief Executive Officer of Hixme and Granular, two technology-enabled services companies. He has served on the boards of directors of four publicly traded companies, including Dole Food Company, Inc. and Salem Communications Corporation, where he also served as Chairman of the Audit Committee, as well as Health Management, Inc. and WellPoint, Inc. Mr. Weinberg holds a Bachelor of Science in Engineering from the University of Missouri. We believe Mr. Weinberg’s extensive experience in corporate governance, public company board service, healthcare, technology, and turnaround management qualifies him to serve on our Advisory Board.

We believe this combination of experience, established relationships and understanding of both the Icelandic corporate landscape and international capital markets provides us with a differentiated platform for sourcing, evaluating and executing our initial business combination.

The past performance of the members of our management team or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate.

Potential Additional Financing

We may obtain additional financing to complete our initial business combination, for example, because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity and equity-linked securities or the incurrence of indebtedness, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we may target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Corporate Information

Our executive offices are located at New Iceland Advisors LLC, 1300 Jackson Street, Suite 100, Golden, CO 80401, USA, and our telephone number is +1 (303) 578-9985.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered:	10,000,000 public units (or 11,500,000 public units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

● one Class A ordinary share;

● one redeemable warrant, entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus; and

● one right to receive one-quarter of one Class A ordinary share upon the consummation of our initial business combination.

See “Description of Securities” beginning on page 118 for additional information.

Listing of our securities and proposed symbols:

We anticipate that the public units, as well as the Class A ordinary shares, public warrants and public rights underlying the public units (once they begin separate trading), will be listed on Nasdaq under the symbols “NIAAU,” “NIAA,” “NIAAW,” and “NIAAR,” respectively.

Each of the public units, Class A ordinary shares, public warrants and public rights may trade separately on the 30th day after the date of this prospectus unless the underwriter determines that an earlier date is acceptable. In no event will the underwriter allow separate trading of our Class A ordinary shares, public warrants and public rights until we file a Current Report on Form 8-K with the SEC with an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. Once our Class A ordinary shares, public warrants and public rights commence separate trading, the holders thereof will have the option to continue to hold public units or separate their public units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the public units into Class A ordinary shares, warrants and rights.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering, promptly upon the closing of this offering, which is anticipated to take place one business day from the date the public units commence trading. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the initial Current Report, or any amendment thereto or subsequent filing, as applicable, information indicating if the underwriter has allowed separate trading of the Class A ordinary shares, public warrants and public rights prior to the 30th day after the date of this prospectus.

Units:
Issued and outstanding before this offering	0 public units
Issued and outstanding after this offering and the concurrent private placements (assumes no exercise of the underwriter’s over-allotment option)	10,378,000 units

Class A Ordinary shares:
Issued and outstanding before this offering	0 shares
Issued and outstanding after this offering and the concurrent private placements (assumes no exercise of the underwriter’s over-allotment option)	10,378,000 shares

Warrants:
Outstanding before this offering	0 warrants

Outstanding after this offering and the concurrent private placements (assumes no exercise of the underwriter’s over-allotment option)	10,378,000 warrants
Rights:

Outstanding before this offering	0 rights

Outstanding after this offering and the concurrent private placements (assumes no exercise of the underwriter’s over-allotment option)	10,378,000 rights

Exercisability	Each warrant is exercisable for one Class A ordinary share. The warrants may only be exercised for whole Class A ordinary shares.

Exercise price

$11.50 per share of Class A ordinary share, subject to adjustment as described in this prospectus.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price. On the exercise of any warrant, the exercise price will be paid directly to us and not placed in the trust account.

Exercise period	The warrants will become exercisable on the later of:

	●	the consummation of our initial business combination; and

	●	12 months after the closing of this offering.

The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption; provided, however, that the private placement warrants issued to the underwriter will not be exercisable more than five years after the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8). No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

Election of directors; Voting rights:

Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Holders of our public shares will not be entitled to vote on the election or removal of directors during such time unless there are no longer any Class B ordinary shares outstanding. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (which would require a special resolution) (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholders. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution approved by a majority of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person, or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Approval of the initial business combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the initial business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as- converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the initial business combination, to the extent that such initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class. Each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 10 votes per share.

See “Description of Securities — Ordinary Shares — Voting Rights” beginning on page 118 for additional information.

Founder Shares and Private Placement Shares:

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. As of the date of this prospectus, we have 3,593,750 Class B ordinary shares outstanding (being the founder shares), of which up to 468,750 founder shares remain subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised.

The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent approximately 24% of the issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of this offering and the exercise of the underwriter’s over-allotment option, if any. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or a share surrender, as applicable, immediately prior to the consummation of the offering, in such amount as to maintain the collective ownership of the initial shareholders, prior to this offering at approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon the consummation of this offering. Prior to the investment in the Company of an aggregate of $25,000 by our Sponsor, we had no assets, tangible or intangible.

The founder shares and private placement shares are identical to the Class A ordinary shares being sold in this offering, except that:

	●	only holders of the Class B ordinary shares have the right to vote on the appointment and removal of directors prior to the completion of our initial business combination;

	●	only holders of the Class B ordinary shares have the right to vote in a proposal to transfer the Company by way of continuation to a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination (which requires a special resolution);

	●	approval of the initial business combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the initial business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the initial business combination, to the extent that such initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class. Each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 10 votes per share;

	●	the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below;

	●	as described below under “Voting arrangements with our Sponsor and related parties,” our initial shareholders will each enter into agreements with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares, private placement units (and any underlying securities) and any public shares they may acquire during or after this offering held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; and (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame;

	●	at the option of the holder, the founder shares may convert into our Class A ordinary shares at the time of our initial business combination (or earlier) on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Conversion of founder shares and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

	●	the founder shares and the private placement shares will be entitled to registration rights.

See “Principal Shareholders” beginning on page 113 for additional information.

Redemption of Warrants:	Once the warrants become exercisable, we may redeem the outstanding public warrants (excluding the private placement warrants):

	●	in whole and not in part;

	●	at a price of $0.01 per warrant;

	●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

	●	if, and only if, the last reported sale price of our Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $16.50 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

No fractional Class A ordinary share will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder.

See “Description of Securities — Warrants — Redemption of Warrants” beginning on page 121 for additional information.

Private placement units:

In addition, our Sponsor will commit to purchase 178,000 private placement units at $10.00 per unit, and the underwriter has committed to purchase an aggregate of 200,000 private placement units (or 230,000 private placement units if the over-allotment is exercised in full) at a price of $10.00 per unit. These purchases will take place in a private placement that will close simultaneously with this offering.

A portion of the purchase price of the private placement units will be added to the proceeds of this offering to be held in the trust account described below. If we do not complete our initial business combination within 12 months from the closing of this offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). The private placement warrants are identical to the public warrants except that, so long as they are held by the Sponsor or the underwriter, or their permitted transferees, as applicable, (i) the private placement warrants may be exercised for cash or on a cashless basis, (ii) the private placement warrants and the Class A ordinary shares issuable upon exercise thereof may be subject to certain transfer restrictions contained in the letter agreement among the Company, the Sponsor and other parties thereto, as amended from time to time, (iii) the private placement warrants will not be redeemable by the Company, and (iv) the holders of the private placement warrants (including Class A ordinary shares issuable upon exercise thereof) may be entitled to certain registration rights. The private placement warrants will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. The private placement warrants will not be redeemable by us. The private placement warrants held by the underwriter will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). In the event of a liquidation prior to our initial business combination, the private placement warrants will expire worthless.

The private placement units to be purchased by the underwriter are deemed underwriter’s compensation by FINRA pursuant to FINRA Rule 5110.

See “Proposed Business — Private Placement Units” beginning on page 82 for additional information.

Sponsor’s Securities and Compensation:	The table below summarizes (i) the amount of founder shares and private placement shares issued or to be issued to the Sponsor in connection with this offering and the price paid or to be paid by the Sponsor for such securities, and (ii) the main items of compensation received or to be received by the Sponsor or our affiliates:

		Description	Price Paid or Payable
	Number of founder shares:	3,593,750 founder shares (of which up to 468,750 are subject to forfeiture to the extent the underwriter does not exercise its over-allotment option). In connection with the offering, the Sponsor anticipates transferring 30,000 founder shares to each of our independent directors. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised.	$0.006957 per share
	Number of private placement units:	The Sponsor will purchase, pursuant to a subscription agreement to be entered into, an aggregate of 178,000 private placement units at a price of $10.00 per private placement unit	$10.00 per private placement unit

As described below adjacent to the caption “Conversion of founder shares and anti-dilution rights,” the founder shares and Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the nominal price of approximately $0.006957 per founder share at which our Sponsor purchased the founder shares and/or the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. Our initial shareholders or their affiliates may receive additional compensation and/or may be issued additional securities in connection with an initial business combination, including securities that may result in material dilution to public shareholders. For more information also see below adjacent to the caption “Limited payments to insiders.”

Other than the payments described above, there will be no fees or compensation made by us to our Sponsor, directors or officers, or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination.

Except with respect to permitted transferees as described herein under “Principal Shareholders,” our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares, private placement units or any of our other securities that they may hold until the date that is (i) in the case of the founder shares, the earlier of (A) 180 days after the date of the consummation of our initial business combination or (B) subsequent to the business combination (x) the date on which the highest reported trading price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period immediately preceding such date, or (y) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement units (and any underlying securities), until 30 days after the completion of our initial business combination.

Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares and private placement shares. We refer to such transfer restrictions throughout this prospectus as the “lock-up.”

See the table beginning on page 87 entitled “Natural Persons and Entities Subject to Restrictions” in the section entitled “Proposed Business” for additional information regarding transfer restrictions.

Conversion of founder shares and anti-dilution rights:

Subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the founder shares, which are designated as Class B ordinary shares, will be convertible at the option of the holder into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the sum of (i) total number of all ordinary shares outstanding upon the completion of the offering (excluding any shares underlying the private placement units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our Sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption and cancellation of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Voting arrangements with our Sponsor and related parties:

Our initial shareholders will each enter into agreements with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares and private placement units (and any underlying securities) held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; and (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. If we seek shareholder approval, we will complete our initial business combination only if we receive approval of an ordinary resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association. Our initial shareholders have agreed to vote any shares held by them in favor of such initial business combination. As a result, in addition to the founder shares and private placement shares held by our Sponsor and directors, we would need approximately 3,448,501 public shares, or approximately 34.5% of the 10,000,000 public shares sold in this offering, to be voted in favor of an ordinary resolution approving the transaction (assuming all issued and outstanding ordinary shares are voted, the over-allotment option is not exercised and 468,750 founder shares have been forfeited) in order to have such initial business combination approved.

See “Proposed Business — Redemption of Public Shares and Liquidation if No Business Combination” beginning on page 82 for additional information.

Offering proceeds to be held in the trust account:

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the public units must be deposited in a trust account. Of the $103,780,000 gross proceeds we will receive from this offering and the sale of the private placement units (or $119,080,000 if the underwriter’s over-allotment option is exercised in full), an aggregate of $100,000,000 (or $10.00 per unit), or $115,000,000 (or $10.00 per unit) if the underwriter’s over-allotment option is exercised in full, will be placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds or in an interest-bearing demand deposit account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the completion window; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the completion window; or (3) our redemption of our public shares in connection with the approval of any amendment to any material provisions of our amended and restated memorandum and articles of association governing our pre-initial business combination activity and related shareholders’ rights. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the permitted withdrawals. Based upon current interest rates, we expect the trust account to generate approximately $3.80 million of interest annually (or approximately $4.37 million if the over-allotment option is exercised in full) (assuming an interest rate of 3.80% per year). However, the interest rate is variable and subject to change. Unless and until we complete our initial business combination, we may pay our expenses only from:

	●	that portion of the net proceeds of this offering and the sale of the private placement units not held in the trust account and cash held outside the trust account before the offering, which will be approximately $750,000 in working capital after the payment of approximately $1,030,000 (or $1,030,000 if the underwriter’s over-allotment option is exercised in full) in cash offering expenses, consisting of $510,000 of offering expenses excluding underwriting discounts and $520,000 of the cash portion of the underwriting discount; and
	●	any loans or additional investments from our Sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds or invest in us and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

See “Proposed Business — Holding of Funds in the Trust Account” beginning on page 82 for additional information.

Conditions to completing our initial business combination:

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in trust (excluding any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion, in our sole discretion, from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the company is seeking to acquire, or from an independent accounting firm. However, unless we consummate our initial business combination with an affiliated entity, our board of directors is not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

See “Proposed Business — Initial Business Combination” beginning on page 83 for additional information.

Permitted purchases of public shares by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, executive officers, advisors or any of their affiliates may purchase Class A ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business - Initial Business Combination” for a description of how such persons will determine from which shareholders to seek to acquire shares. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our Sponsor, directors, executive officers, advisors or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction.

None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. If any of our Sponsor, directors, executive officers, advisors or any of their affiliates engages in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent such securities are purchased, and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. See “Proposed Business - Permitted purchases and other transactions with respect to our securities” for a description of how our Sponsor, directors, officers, advisors or any of their affiliates will select the shareholders with which to enter into private transactions. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information, and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether any of our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as that would be dependent upon several factors, including but not limited to, the timing and size of any such purchase.

Depending on the circumstances, any of our insiders may decide to make purchases of our Class A ordinary shares pursuant to a Rule 10b5-1 plan or may determine that acting pursuant to such a plan is not required under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our Sponsor, directors, officers or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest will be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination.

The amount in the trust account is initially anticipated to be $10.00 per public share. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders will enter into agreements with us, pursuant to which they will agree to waive their redemption rights with respect to their founder shares and private placement units (and any underlying securities) held by them in connection with the consummation of our initial business combination.

See “Proposed Business — Redemption of Public Shares in Connection with Our Initial Business Combination” beginning on page 95 for additional information.

Manner of conducting redemptions:	We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, the initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote to approve our initial business combination for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

	●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

	●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our Sponsor, directors and executive officers will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number may be subject to any net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

● conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

● file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listings or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval of an ordinary resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association. Our initial shareholders have agreed to vote any shares held by them in favor of such initial business combination.

If our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These voting thresholds, and the voting agreements of our initial shareholders may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. Our amended and restated memorandum and articles of association will require that at least five clear days’ notice will be given of any such shareholder meeting.

Redemptions of our public shares may be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not complete the business combination or redeem any Class A ordinary shares, and all Class A ordinary shares submitted for redemption would be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights:

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their share certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two (2) business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote:

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our Sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our charter documents:

Our amended and restated memorandum and articles of association will provide that amendments to any of its provisions (other than amendments relating to the appointment or removal of directors prior to our initial business combination and amendments relating to the company’s continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination, which would require the approval of a special resolution passed by a majority of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter) relating to our pre-initial business combination activity, as well as any other provision of the amended and restated memorandum and articles of association, may be amended if approved by a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association. If an amendment to any such provision is approved by the requisite shareholder vote, then the corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended.

After the completion of this offering, and prior to the consummation of our initial business combination, except in connection with the conversion of founder shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, we may not issue any additional shares that would entitle the holders thereof to receive funds from the trust account or vote as a class with the public shares on an initial business combination, on any pre-initial business combination activity or on any amendment to the provisions of our amended and restated memorandum and articles of association relating to our pre-initial business combination activity and related shareholders’ rights.

Our Sponsor, executive officers and directors (and any of their permitted transferees), who will beneficially own approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying private placement units) upon the closing of this offering and the exercise of the underwriter’s over-allotment option, if any, may participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose; provided, that, each of them has agreed (and their permitted transferees will agree), pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption of 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest will be net permitted withdrawals), divided by the number of then issued and outstanding public shares.

Our initial shareholders will enter into agreements with us pursuant to which they will agree to waive their redemption rights with respect to their founder shares and private placement units (and any underlying securities) held by them in connection with any amendment to the provisions of our memorandum and articles of association relating to our pre-initial business combination activity and related shareholders’ rights.

Release of funds in trust account on closing of our initial business combination:

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:

We will have until the date that is 12 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to complete our initial business combination. If we are unable to complete an initial business combination within the 12 month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law and our amended and restated memorandum and articles of association. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten (10) business days thereafter (and subject to lawfully available funds therefor), redeem the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest will be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our initial shareholders have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement units (and any underlying securities) if we fail to complete our initial business combination within the completion window (as defined above). However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the 12 month time frame.

See “Proposed Business — Liquidation if No Business Combination” beginning on page 98 for additional information.

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our Sponsor, officers and directors, or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from that portion of the proceeds of this offering and the sale of the private placement units held in the trust account prior to the consummation of our initial business combination:

● reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

● repayment upon consummation of our initial business combination of any loans which may be made by our Sponsor, executive officers and directors, or their affiliates, to finance transaction costs in connection with an intended initial business combination. Up to $200,000 of such loans entered into after the offering may be convertible into additional units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private placement units.

These payments may be funded using that portion of the net proceeds of this offering and the sale of the private placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or any of their affiliates.

Audit Committee:	Prior to the effectiveness of this registration statement, we will establish and maintain an audit committee (composed entirely of independent directors) to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see “Management - Committees of the Board of Directors - Audit Committee.”

Conflicts of Interest:	Certain members of our management team may have potential conflicts of interest as identified below:

	●	Members of our management team and our independent directors will directly or indirectly own founder shares and private placement units (and any underlying securities) following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

	●	The low price that the members of our management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

●

In the event we do not consummate a business combination within the completion window, and unless the time for us to consummate a business combination has been extended, founder shares and private placement units (and any underlying securities) (and the shares into which they are exercisable) may become worthless, which could create an incentive for our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

	●	Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

	●	Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

	●	Certain of our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

	●	Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors - Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.” and “- We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.”

See “Management — Conflicts of Interest” beginning on page 110 for additional information.

Indemnity:	Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to the Company or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per public share. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or in respect of any indemnification obligations of the Company to the underwriter pursuant to the Underwriting Agreement. See “Proposed Business — Indemnity” beginning on page 105 for additional information.

Risks

We have not conducted any operations and have not generated any revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

●	If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

●	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

●	The requirement that we complete our initial business combination within the 12 months, as the case may be, from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

●	If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our Sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

●	If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares, warrants or rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.

●	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	You will not be entitled to protections normally afforded to investors of many other blank check companies.

●	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

●	If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least 12 months following the closing of this offering, we may be unable to complete our initial business combination.

●	The grant of registration rights to our initial holders and holders of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

●	Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

●	We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

●	We are not required to obtain an opinion from an independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

●	We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

●	We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

●	We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

●	If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of June 30, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(172,079)	$660,921
Total assets(2)	$231,050	$100,762,921
Total liabilities(3)	$218,129	$3,102,000
Value of ordinary share subject to possible redemption(4)	$-	$100,000,000
Shareholders’ equity (deficit)(5)	$12,921	$(2,339,079)

(1)	The “as adjusted” calculation includes $750,000 held outside of trust and $12,921 of actual shareholder’s equity on June 30, 2026, less $102,000 of over-allotment liability.

(2)	The “as adjusted” calculation equals $100,000,000 of cash held in trust from the proceeds of this offering, $750,000 of cash held outside of trust for working capital, and $12,921 of actual shareholder’s equity on June 30, 2026.

(3)	The “as adjusted” calculation equals $3,000,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised, plus the over-allotment liability of $102,000.

(4)	Represents the 10,000,000 ordinary shares at $10.00 per share sold in the offering.

(5)	Excludes 10,000,000 ordinary shares which may be redeemed in connection with our initial business combination and assuming no exercise of the over-allotment option. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be converted in connection with our initial business combination ($10.00 per share).

If no business combination is completed within 12 months from the closing of this initial public offering, the proceeds then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals), will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, public shares, private placement shares, and loan shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, public shares, private placement shares, and loan shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares, private placement shares and loan shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame; and (iv) vote any founder shares, private placement shares, and loan shares held by them and any public shares purchased during or after this offering in favor of our initial business combination.

Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to complete our initial business combination;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain the required funds to complete our offering and working capital expenses;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses, including their industry and geographic location;

●	the ability of our executive officers and directors to generate a number of potential investment opportunities;

●	failure to list or delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	our being a company with no operating history and no revenues;

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of a prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	target businesses, including the location and industry of such target businesses;

●	the ability of our officers and directors to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the availability to us of funds from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties;

●	our financial performance following this offering; or

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our public units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law, the rules of Nasdaq, or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as a statutory merger or consolidation with our company, or transactions where we issue more than 20% of our outstanding ordinary shares, would require shareholder approval. For instance, Nasdaq currently allows us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. For additional information, please see “Proposed Business - Shareholders May Not Have the Ability to Approve Our Initial Business Combination.”

Iceland has a small economy with a limited number of companies that may meet our acquisition criteria, which may make it more difficult for us to complete our initial business combination within the required time period or on terms favorable to our shareholders.

While we believe a subset of Icelandic companies has developed financial profiles comparable to U.S. emerging growth companies, the total number of potential targets that possess the financial scale, operational maturity and ownership structure consistent with our acquisition criteria is inherently limited. Our requirement that any target have a fair market value of at least 80% of the trust account assets (excluding deferred underwriting commissions and taxes payable on interest earned) further narrows the eligible universe. In addition, not all companies that meet our criteria may be willing to pursue a de-SPAC transaction or a U.S. public listing, whether due to a preference for remaining private, existing shareholder dynamics, regulatory considerations or cultural factors. Certain Icelandic industries and assets may also be subject to foreign ownership restrictions or other regulatory limitations that could preclude or complicate a business combination with us. The limited target universe may enable eligible companies to demand more favorable transaction terms — including higher valuations, greater equity rollovers or governance arrangements — that may not be in the best interests of our public shareholders. If the number of suitable targets is fewer than we anticipate, or if targets we approach decline to pursue a transaction, we may be unable to complete our initial business combination within the 12-month completion window, in which case we would be required to redeem 100% of the outstanding public shares and liquidate. Even if we complete a business combination, the constrained universe may mean we consummate a transaction with a less optimal target, which could adversely affect the long-term value of your investment. Although we retain flexibility to pursue targets outside Iceland and the Arctic region, our stated geographic focus means investors should expect us to prioritize this limited market, concentrating the risks described above.

If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our Sponsor, officers, and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and/or private placement shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that our Sponsor and its permitted transferees will own approximately 24% of our issued and outstanding ordinary shares at the time of any such shareholder vote. In addition to the founder shares and private placement shares that our Sponsor and directors will hold, we would need approximately 3,448,501 public shares, or approximately 34.5% of the 10,000,000 public shares sold in this offering, to be voted in favor of an ordinary resolution approving the transaction (assuming all issued and outstanding ordinary shares are voted, the over-allotment option is not exercised and 468,750 founder shares have been forfeited, and the parties to the letter agreement do not acquire any Class A ordinary shares) in order to have such initial business combination approved.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

We do not have a minimum net tangible asset requirement.

Our amended and restated memorandum and articles of association does not contain a minimum net tangible asset requirement. Such a requirement can serve to ensure that our securities are not determined to be “penny stock” under Rule 3a-51 of the Exchange Act. Whether or not our amended and restated memorandum and articles of association contains a net tangible assets requirement, if our securities are deemed to be “penny stock,” we will become subject to Rule 419 of the Securities Act. In the event that our securities are delisted from Nasdaq, our securities could be determined to be “penny stock” under Rule 3a-51 of the Exchange Act and we would be required to comply with the requirements of Rule 419 of the Securities Act. Being subject to the requirements of Rule 419 would make us less attractive to potential business combination targets and thereby adversely affect our ability to complete an initial business combination. See “You will not be entitled to protections normally afforded to investors of many other blank check companies,” “Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions,” “The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target,” and “The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.”

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2026, we had no cash and a working capital deficiency of $172,079. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause our net worth or minimum cash to be less than required by the prospective target either immediately prior to or upon completion of our initial business combination, we may determine not to proceed with such redemption and the related business combination and may instead search for an alternate business combination, or we may raise funds through the issuance of equity-linked securities or through loans, advances, or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net worth or minimum cash requirements.

Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of the initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 12 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the prescribed timeframe. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our Sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $750,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses (other than the underwriting commission) exceed our estimate of $510,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $510,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our Sponsor, members of our management team or any of their affiliates to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

We may not be able to complete our initial business combination within the prescribed timeframe, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated memorandum and articles of association will provide that we must complete our initial business combination within 12 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, geopolitical instability emanating from the ongoing conflict between Russia and the Ukraine as well as conflict in the Middle East could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, geopolitical stability may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. See “- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we anticipate that we may be unable to consummate our initial business combination within the 12 month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. Amending our memorandum and articles of association will require a special resolution of our shareholders as a matter of Cayman Islands law and our amended and restated memorandum and articles of association. If we seek shareholder approval to extend the initial 12 month period, in which to complete an initial business combination to a later date, we will offer our public shareholders the right to have their public shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.

At any time prior to the general meeting to approve our initial business combination, during a period when they are not then aware of any material nonpublic information regarding the company or its securities, the Sponsor, directors, executive officers, advisors or any of their affiliates, may, in privately negotiated transactions or in the open market, (i) purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire Class A ordinary shares. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, executive officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling public shareholders would be required to revoke their prior elections to redeem their shares. While the exact nature of any such incentives has not been determined as of the date of this prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer of shares or the company’s warrants or rights owned by the Sponsor for nominal value to such investors or holders. Any Class A ordinary shares acquired by the persons described above would not be voted in connection with the business combination. See “Proposed Business - Permitted purchases and other transactions with respect to our securities” for a description of how our Sponsor, directors, executive officers, advisors or any of their affiliates, will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to reduce the number of public shares, warrants or rights outstanding or vote such public shares, warrants or rights on any matters submitted to the shareholders, warrantholders or rightholders for approval in connection with our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a certain amount of cash at the closing of our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares, warrants or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares, warrants or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

o	the amount of our securities purchased outside of the redemption offer by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

o	the purpose of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates;

o	the impact, if any, of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

o	the identities of our security holders who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

o	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our public units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed, this will reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least 12 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 12 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from our affiliates as discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our Sponsor may loan funds to us in such circumstances. However, our affiliates, including our Sponsor, are not obligated to make additional loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 12 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us or that they will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties under Cayman Islands law, may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other financial institutions and will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 12 months from the closing of this offering) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “- If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We are not required to obtain an opinion from an independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent entity that commonly renders valuation opinions that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our board of directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“U.S. GAAP”), or international financing reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may engage our underwriter or one of its respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause our underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriter or one of its respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its respective affiliates and no fees or other compensation for such services will be paid to the underwriter or its respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering.

The underwriter is also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriter’s or its respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriter is under no obligation to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Investors may not have sufficient time to comply with the delivery requirements for redemption.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only five clear days’ notice for each general meeting. As a result, if we require public shareholders who wish to redeem their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. Amending our amended and restated memorandum and articles of association requires a special resolution of our shareholders as a matter of Cayman Islands law. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or other governing instruments or extend the time in which we have to consummate a business combination in order to effectuate our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association (and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended in accordance with the terms of the trust agreement). It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per-share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association at a general meeting. However, amendments relating to (i) the appointment or removal of directors prior to our initial business combination, and (ii) the company’s continuation in a jurisdiction outside the Cayman Islands prior to our business combination, would require the approval of a majority of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended in accordance with the terms of the trust agreement. Our initial holders and holders of placement shares will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless. See “- Resources could be wasted in researching acquisitions that are not completed...” below for additional information regarding liquidation scenarios.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. See “- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation or prevailing interest rates; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Holders of Class A ordinary shares will not be entitled to vote on any appointment or removal of directors we hold prior to our initial business combination unless there are no longer any Class B ordinary shares outstanding.

Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Holders of our public shares will not be entitled to vote on the appointment or removal of directors during such time unless there are no longer any Class B ordinary shares outstanding. In addition, prior to our initial business combination, holders of a majority of our Class B ordinary shares may remove a member of the board of directors for any reason. Accordingly, as holders of our Class A ordinary shares, our public shareholders will not have any say in the management of our company prior to the consummation of an initial business combination.

The provisions of our amended and restated memorandum and articles of association governing the appointment and removal of our directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least 90% of our outstanding Class B ordinary shares.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our public units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. In recent years, a significant number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the gross proceeds from this offering and the sale of the private placement units, $100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to $3000,000, or up to $3,450,000 depending on the extent to which the over-allotment option is exercised, for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may partner, submit a joint bid or enter into a similar transaction with holders of founder shares or an affiliate in connection with our pursuit of, or in connection with, a business combination.

We are not prohibited from partnering, submitting a joint bid or entering into any similar transaction with holders of founder shares or their affiliates in our pursuit of a business combination. Although we currently have no plans to do so, we could pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with any holder of founder shares or its affiliates, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Additionally, were we successful in consummating such a transaction, conflicts could invariably arise from the interest of the holder of founder shares or its affiliate in maximizing its returns, which may be at odds with the strategy of the post-business combination company or not in the best interests of the public shareholders of the post-business combination company. Any or all of such conflicts could materially reduce the value of your investment, whether before or after our initial business combination.

Risks Relating to our Sponsor and Management Team

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate. Our acquisition strategy also depends in part on the collective relationships, reputation, experience and market knowledge of our management team, board of directors and advisors, including their relationships and knowledge in Iceland and the broader Arctic region. The loss or unavailability of members of our team, or any material impairment of these relationships, could adversely affect our ability to source, evaluate and complete a business combination.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, to the extent required by such obligations and applicable law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management.”

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, to the extent required by such obligations and applicable law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other unless such opportunity is expressly offered to such director or officer in their capacity as a director or officer of the company and the opportunity is one the company is legally and contractually permitted to undertake and would otherwise be reasonable for the company to pursue or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management,” “Management - Conflicts of Interest,” and “Certain Relationships and Related Party Transactions.”

We may engage one or more affiliates of our Sponsor, officers or directors or their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more affiliates of our Sponsor, officers or directors or their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets or providing financial advisory services. We may pay such affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation. Any such affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with advising on, sourcing and consummating of an initial business combination.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our Sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our Sponsor have invested in a diverse set of industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management - Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Although there have been no preliminary discussions concerning a business combination with any such entity or entities and we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business - Selection of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the company is seeking to acquire or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our Sponsor, directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. These activities may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

As described above, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Since our Sponsor, officers and directors and any other holder of our founder shares will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our Sponsor, officers and directors and any other holder of our founder shares, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto.

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares (the “founder shares”) from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. As of the date of this prospectus, we have 3,593,750 Class B ordinary shares outstanding, of which up to 468,750 founder shares remain subject to forfeiture.

On June 24, 2026, our Sponsor paid $25,000, or approximately $0.006957 per share, to cover certain offering costs in exchange for 3,593,750 founder shares. Prior to this initial investment in us by the Sponsor, we had no assets, tangible or intangible. Up to 468,750 of the founder shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised. Our initial shareholders will collectively beneficially own approximately 24% of our issued and outstanding ordinary shares, after this offering (excluding any shares underlying the private placement units and assuming they do not purchase any warrants or public units in this offering or additional Class B shares and the underwriter does not exercise the over-allotment option). If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a capitalization or share repurchase or surrender or other appropriate mechanism, as applicable, immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon the consummation of this offering. The founder shares may be worthless if we do not complete an initial business combination.

In addition, our Sponsor will commit to purchase 178,000 private placement units at $10.00 per unit, in a private placement that will close simultaneously with this offering. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or private placement units (and any underlying securities), which may become worthless if we do not consummate a business combination within 12 months from the closing of this offering.

Given the differential in the purchase price paid for the founder shares as compared to the initial public offering price of the public shares and the substantial number of Class A ordinary shares that holders of our founder shares would receive upon conversion of the founder shares upon a business combination, the founder shares may have significant value after the business combination even if our Class A ordinary shares trade below the initial public offering price and holders of our public shares have a substantial loss on their investment. Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our Sponsor, any of their respective affiliates or certain of our directors and officers.

The personal and financial interests of our Sponsor, directors, officers and any holders of our founder shares may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination and may result in a misalignment of interests between the holders of our founder shares, including our officers and directors, on the one hand, and our public shareholders, on the other. These risks may become more acute as the deadline to complete our initial business combination nears. In particular, because our Sponsor purchased the founder shares at a nominal purchase price, our initial shareholders could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). For example, a holder of 1,000 founder shares who purchased such shares at a nominal price would have paid approximately $6.96 to purchase such shares. At the time of an initial business combination, such holder would be able to convert such founder shares into 1,000 Class A ordinary shares, and would receive the same consideration in connection with our initial business combination as a public shareholder for the same number of Class A ordinary shares. If the trading price of our Class A ordinary shares on a post-combination basis (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination) were to decrease to $5.00 per Class A ordinary share, such holder of our founder shares would obtain a profit of approximately $4,993.04 on account of the 1,000 founder shares that the holder had converted into Class A ordinary shares in connection with the initial business combination. By contrast, a public shareholder holding 1,000 Class A ordinary shares acquired in this offering would lose approximately $5,000 in connection with the same transaction.

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

We are offering our public units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our Sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.006957 per share (assuming the exercise of the over-allotment option). As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value per share at that time is $7.18 which is the amount we would have for our initial business combination in the trust account after payment of $3,000,000 of deferred underwriting commissions, assuming the underwriter’s over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and the calculation includes only ordinary shares outstanding immediately after this offering, excluding shares issuable upon conversion of the public rights and private placement rights, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and placement warrants. At such valuation, each of our ordinary shares would have an implied value of approximately $7.18 per share upon consummation of our initial business combination, which would be an approximate 28.2% decrease as compared to the initial implied value per public share of $10.00.

Public shares	10,000,000
Founder shares	3,125,000
Private placement shares	378,000
Total shares	13,503,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$97,000,000
Implied value per share upon consummation of initial business combination	$7.18
Initial implied value per public share	$10.00

The value of the founder shares held by our Sponsor following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriter’s over-allotment option, our Sponsor will have invested in us an aggregate of $1,805,000, comprised of the $25,000 purchase price for the founder shares and the $1,780,000 purchase price for the private placement units to be purchased by the Sponsor. Assuming no transfer of founder shares by our Sponsor to our independent directors, our Sponsor will hold 3,125,000 founder shares if the underwriter’s over-allotment option is not exercised, or 3,593,750 founder shares if the underwriter’s over-allotment option is exercised in full, as well as 178,000 private placement shares. Accordingly, even if the private placement warrants were worthless, the value of the founder shares and private placement shares held by our Sponsor would equal the Sponsor’s initial investment in us at a trading price of approximately $0.55 per ordinary share if the underwriter’s over-allotment option is not exercised, or approximately $0.48 per ordinary share if the underwriter’s over-allotment option is exercised in full. As a result, our Sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our Sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Risks Relating to our Securities

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or at a price which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity and such issuances may be made upon beneficial terms to such investors, which could cause dilution to our existing shareholders. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business - Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, public warrants, or public rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If we have not completed our initial business combination within the completion window, our public shareholders may be forced to wait beyond such completion window before redemption from our trust account.

If we have not completed our initial business combination within 12 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the end of the completion window before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period.

If we anticipate that we may be unable to consummate our initial business combination within the 12 month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. Amending our amended and restated memorandum and articles of association will require a special resolution of our shareholders as a matter of Cayman Islands law and our amended and restated memorandum and articles of association. If we seek shareholder approval to extend the initial completion window in which to complete an initial business combination to a later date, we will offer our public shareholders the right to have their public shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of up to approximately $18,300 and to imprisonment for five years in the Cayman Islands, or both.

Our Sponsor will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will appoint all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Our Sponsor will own approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying private placement units) upon completion of this offering and the exercise of the underwriter’s over-allotment option, if any. In addition, only holders of the Class B ordinary shares will be entitled to appoint and remove directors prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment or removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our Sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of its substantial ownership in our company, our Sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our Sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions.

Accordingly, our Sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

In addition, our board of directors, whose members were appointed by our Sponsor, is comprised of directors who will generally serve a three-year term. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, our Sponsor will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination.

Accordingly, holders of our founder shares will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), which became effective on July 1, 2024, that formally adopted some of the SEC’s proposed rules for special purpose acquisition companies that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities; each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

The 2024 SPAC Rules do not provide a safe harbor for SPACs from the definition of “investment company” under the Investment Company Act. Instead, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the Trust Account will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the Trust Account, we may, at any time (and will no later than 12 months from the closing of this offering) instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account.

Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation against certain special purpose acquisition companies asserting that notwithstanding the foregoing, those special purpose acquisition companies should be considered investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds, may require us to otherwise change our operations and may hinder our ability to complete an initial business combination or may result in our liquidation and the winding up of our operations. If we are unable to complete our initial business combination and are required to liquidate, our public shareholders would lose their opportunity to invest in a target business or businesses through our initial business combination, including any price appreciation of the combined company’s securities following such initial business combination, and may receive only approximately $10.00 per share on the liquidation of our trust account as well as our warrants will expire worthless. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, we would likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The funds in the trust account will be held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act or in an interest-bearing demand deposit account. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, and we expect that we will, on or prior to the end of the prescribed timeframe, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation of the Company. Following such liquidation, we would likely receive minimal interest, if any, on the funds held in the trust account. However, interest previously earned on the funds held in the trust account still may be released to us for permitted withdrawals, and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, even prior to the 12-month anniversary of the effective date of the registration statement of which this prospectus forms a part, we may be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the end of the prescribed timeframe, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate the Company. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time, and instead hold all funds in the trust account in cash, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without prior written consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions.

Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

The determination of the offering price of our public units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our public units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the public units were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the public units, including the Class A ordinary shares, warrants and rights underlying the public units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our public units listed on Nasdaq on or promptly after the date of this prospectus and our Class A ordinary shares, public warrants, and public rights listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect our public units and eventually our Class A ordinary shares, public warrants and public rights will be listed on Nasdaq, our public units, Class A ordinary shares, public warrants and public rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

We may issue additional Class A ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one, as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorize the issuance of up to 300,000,000 Class A ordinary shares, par value $0.0001 per share, 30,000,000 Class B ordinary shares, par value $0.0001 per share and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 289,622,000 and 26,875,000 (assuming in each case that the underwriter has not exercised its over-allotment option) authorized but unissued Class A and Class B ordinary shares available, respectively, for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class B ordinary shares. At the option of the holder, the Class B ordinary shares are convertible into Class A ordinary shares at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with the public shares on any initial business combination or any other proposal presented to our shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary shares or preference shares:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our public units, Class A ordinary shares, public warrants and/or public rights.

The grant of registration rights to our initial holders and holders of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into prior to the closing of this offering, our initial holders and their permitted transferees can demand that we register their founder shares, after those shares convert to our Class A ordinary shares at the time of our initial business combination. In addition, holders of our private placement units (and underlying securities) and their permitted transferees can demand that we register the private placement units and all underlying securities (including securities underlying the warrants and rights that are components of the private placement units). We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our Sponsor, holders of our private placement units or their respective permitted transferees are registered.

We may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to correct or supplement any defective provision contained therein, correcting any mistake, including to conform the provisions of this Agreement to the description of the terms of the Warrants and the warrant agreement set forth in this prospectus but will require the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the rights of the registered holders of warrants under the warrant agreement. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Each of our rights agreement and warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement or warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (the “Exclusive Forum”), and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement and the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in our rights agreement and warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the rights agreement and warrant agreement, is filed in a court other than the Exclusive Forum (a “Foreign Action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such warrant holder in any such Enforcement Action by service upon such warrant holder’s counsel in the Foreign Action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement and warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations, and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration (excluding the private placement warrants), at a price of $0.01 per warrant, provided that the last reported sales price of our Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our Sponsor, officers or directors, other purchasers of our private placement units, or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the rights or warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights or warrants, respectively.

Our rights will be issued in registered form under a rights agreement, and our warrants will be issued in registered form under a warrant agreement, each between Continental Stock Transfer & Trust Company, as rights or warrant agent, as applicable, and us. Each of the rights agreement and warrant agreement will provide that the terms of the rights or warrants, as applicable, may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. Each of the rights agreement and warrant agreement will require the approval by the holders of a majority of the then outstanding rights or warrants (including the private placement warrants), as applicable, in order to make any change that adversely affects the interests of the registered holders of the rights or warrants, as applicable. With respect to any amendment to the terms of only the private placement warrants, the warrant agreement will require the approval of the registered holders of a majority of the then outstanding private placement warrants.

Our warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 of our Class A ordinary shares (or up to 11,500,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), at a price of $11.50 per share (subject to adjustment as provided herein), as part of the public units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in private placements an aggregate of 378,000 private placement units (up to 408,000 private placement units if the over-allotment option is exercised in full). The private placement units will include warrants to purchase an aggregate of 378,000 (or 408,000 if the over-allotment option is exercised in full) Class A ordinary shares at $11.50 per share, subject to adjustment as provided herein. In addition, our Sponsor or its affiliates may from time to time make working capital loans to us, which will be repaid upon the closing of a business combination. Up to $200,000 of such loans entered into after the offering may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the private placement units sold in the private placement. To the extent we issue ordinary shares to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

Because each unit contains one full warrant, the warrants included in our units will result in greater potential dilution than in offerings whose units contain a fractional warrant, which may make us a less attractive merger partner.

Each unit contains one redeemable warrant to purchase one Class A ordinary share. Many other blank check companies issue units that contain a fraction of one warrant. Because our warrants will, in the aggregate, be exercisable for a greater number of Class A ordinary shares than the warrants of such offerings, the exercise of our warrants would result in greater dilution to our shareholders, and the larger number of warrants outstanding may make us a less attractive merger partner for target businesses and may adversely affect the market price of our Class A ordinary shares.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a classified board of directors divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three-year terms, such that only one class of directors will stand for election at each annual meeting of shareholders, and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. In addition, prior to the completion of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors, and, accordingly, holders of our Class A ordinary shares will not be entitled to vote on the appointment or removal of directors during such time. As a result, a person seeking to gain control of our board of directors generally would be required to successfully contest the election of directors at two or more annual general meetings and, prior to our initial business combination, would additionally require the support of the holders of our Class B ordinary shares.

Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company. Furthermore, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

Foreign ownership restrictions and regulatory requirements in Iceland may limit the targets available to us or affect the structure of a business combination.

Certain Icelandic industries, businesses and assets may be subject to foreign ownership restrictions, investment limitations, licensing requirements or governmental approvals. Because our post-business combination ownership may include a substantial number of non-Icelandic investors, these requirements could restrict the targets available to us, require changes to the structure or terms of a proposed business combination, delay the receipt of required approvals or prevent us from completing a transaction involving certain regulated businesses or assets.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;

●	rules and regulations regarding currency redemption;

●	complex withholding taxes on holders of our ordinary shares;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States.

An Icelandic or other non-U.S. target may also require substantial additional work to satisfy the financial reporting, audit, internal control, disclosure and corporate governance requirements applicable to a Nasdaq-listed U.S. reporting company. Its historical financial statements may need to be converted or supplemented to comply with SEC requirements and audited in accordance with applicable PCAOB standards. Establishing the necessary internal controls, reporting systems and governance procedures may require significant time and expense.

A target business we acquire in Iceland may generate revenue, incur expenses, and be valued principally in Icelandic króna, while we report our financial results and intend to raise capital in U.S. dollars, which exposes us to currency exchange rate risk and may adversely affect the value of your investment.

If we complete our initial business combination with a business based in Iceland, that business may generate a substantial portion of its revenue, incur a substantial portion of its expenses, hold a substantial portion of its assets and liabilities, and be valued principally in Icelandic króna (ISK), while we report our financial results and expect to raise capital in U.S. dollars. As a result, the value of an investment in our securities, our reported results of operations, and the U.S. dollar value ascribed to a prospective target in connection with our initial business combination would be subject to fluctuations in the exchange rate between the Icelandic króna and the U.S. dollar. We do not currently intend to enter into any hedging arrangements with respect to currency risk prior to our initial business combination, and we may be unable to do so on commercially reasonable terms, or at all, following our initial business combination. A depreciation of the Icelandic króna against the U.S. dollar would reduce the U.S. dollar value of the revenue, earnings, and assets of a target business, could reduce the effective purchase price we are able to offer a target, and could adversely affect the trading price of our securities and the amount of any dividends or distributions potentially payable in U.S. dollars.

The Icelandic króna is the currency of a small, open economy, and it has historically experienced periods of significant volatility, including a sharp depreciation during the 2008 Icelandic financial crisis. Iceland has in the past imposed capital controls restricting the movement of capital into and out of the country and the convertibility of the Icelandic króna, and although those controls have since been lifted, we can provide no assurance that similar measures will not be reintroduced in the future in response to economic or financial instability. Any such controls could restrict our ability, or the ability of a target business, to convert Icelandic króna into U.S. dollars, to repatriate funds, or to move capital freely across borders, and could adversely affect our ability to complete or realize the anticipated benefits of our initial business combination.

In addition, the Icelandic currency and capital markets are considerably smaller and less liquid than those of the United States and other larger economies. The comparatively limited liquidity of the market for the Icelandic króna may make it more difficult or more costly for us to convert currency, hedge currency exposure, or execute large transactions without adversely affecting exchange rates. Similarly, the relatively small size and limited liquidity of Iceland’s capital markets may limit the availability of comparable public-company valuation data, financing sources, and market participants against which to assess a prospective target, and may make the securities of an Icelandic target, or the historical trading of its securities, a less reliable indicator of value than would be the case in a larger market. These factors could increase the cost and complexity of our initial business combination, adversely affect our ability to determine the fair market value of a target business, and adversely affect the value of your investment.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. In particular, an Icelandic target may receive revenue and incur expenses principally in Icelandic króna (ISK), while the combined company may report its financial results and raise capital in U.S. dollars (USD). Fluctuations in the value of the Icelandic króna against the U.S. dollar could materially affect the combined company’s reported financial results and financial condition. The comparatively limited liquidity of the Icelandic currency market may also limit the availability or increase the cost of hedging against such fluctuations.

Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

General Risk Factors

We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We have no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team or their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

Our Sponsor has the ability to remove itself as the Company’s Sponsor or to substantially reduce its interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.

Our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our Sponsor could, with the permission of the Sponsor’s managing member, transfer their membership interests in the Sponsor, thereby transferring control of our Sponsor to a third party. Through the foregoing means, our Sponsor may remove itself as the Company’s Sponsor, substantially reduce its interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our Sponsor in the securities of the Company or transfer of Sponsor interests may lead to the Sponsor’s managing member no longer having voting power and control over the affairs of the Company in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team.

Attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are many special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms.

Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense or accept less favorable terms, or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even if we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to the laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and SPAC initial business combinations; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC transaction registration statements. In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals. Compliance with such rules and related guidance may increase the costs and the time needed to negotiate and complete an initial business combination, may constrain the circumstances under which we could complete an initial business combination or otherwise impair our ability to complete a business combination.

Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for us to consummate an initial business combination.

Recent increases in inflation and interest rates in the United States and elsewhere may lead to (i) increased price volatility for publicly traded securities, including ours, (ii) other national, regional and international economic disruptions, and (iii) uncertainty regarding the valuation of target businesses, any of which could make it more difficult for us to consummate an initial business combination.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and conflicts in the Middle East.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the conflicts in the Middle East, particularly the escalation of the Israel-Hamas and Israel-Iran conflicts, and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies.

Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the conflicts in the Middle East, particularly the escalation of the Israel-Hamas and Israel-Iran conflicts, and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination. The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

We may not hold an annual general meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, unless there are no longer any Class B ordinary shares outstanding, our public shareholders, as holders of our Class A ordinary shares, will not have the right to vote on the appointment or removal of directors prior to consummation of our initial business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act (as defined below), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act (as defined below), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equals or exceeds $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations - Material United States Federal Income Tax Considerations - U.S. Holders”) of our Class A ordinary shares, warrants or rights, the U.S. Holder may be subject to adverse United States federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations - Material United States Federal Income Tax Considerations - U.S. Holders - Passive Foreign Investment Company Rules”).

Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for such start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year (and, in the case of the application of the start-up exception to our current taxable year, perhaps until after the end of our two taxable years following our start-up year). Moreover, if we determine we are a PFIC for any taxable year ending prior to or including the date of the initial business combination, we will endeavor to provide to each U.S. Holder such information as the United States Internal Revenue Service (the “IRS”) may require, including a PFIC annual information statement, in order to enable such U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in any event. Alternatively, we may make such information publicly available to investors that seek to make such an election. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares, warrants and rights. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations - Material United States Federal Income Tax Considerations - U.S. Holders - Passive Foreign Investment Company Rules.”

The excise tax on stock repurchases may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination and decrease the amount of funds available for distribution in connection with a liquidation.

The Internal Revenue Code of 1986, as amended (the “Code”), imposes a 1% excise tax on the fair market value of shares repurchased by a domestic corporation, with certain exceptions (the “Excise Tax”). Because there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate, and our securities will trade on Nasdaq following the date of this prospectus, we may become a “covered corporation” within the meaning of the Code following the consummation of our initial business combination, and while not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our ordinary shares, including redemptions in connection with an initial business combination and any amendment to our amended and restated memorandum and articles of association to extend the time to consummate an initial business combination, unless an exemption is available. If we were to become a covered corporation, we generally would become subject to the Excise Tax, subject to considerations including whether there are applicable share issuances during the taxable year, including in connection with an initial business combination or share private placement which would exceed and net against redemptions during such period (such netting, the “Netting Rule”).

In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. For these reasons, the value of your investment in our securities may decrease as a result of the Excise Tax in some circumstances. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination.

Whether the Excise Tax will apply to redemptions in connection with a de-SPAC transaction may depend on the structure of the de-SPAC transaction, subject to application of the Netting Rule. For example, where the target business entity is the issuer of shares and/or other equity and in certain other business combination structures where the equity is not issued by the SPAC, the Excise Tax may apply.

Accordingly, there is a risk that if the Excise Tax is applicable, we could have reduced funds in our trust account to pay redemptions or that are available to a combined company following a de-SPAC, which could cause investors in our securities who do not redeem or the other shareholders of the combined company to economically bear the impact of such Excise Tax.

We may transfer by way of continuation into another jurisdiction in connection with our initial business combination and such continuation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite approvals under the Companies Act, transfer by way of continuation into the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the continuation.

If a U.S. investor is treated as owning at least 10% of the stock of the Company, such person may be subject to adverse United States federal income tax consequences.

If a U.S. Holder (as defined in “Income Tax Considerations - Material United States Federal Income Tax Considerations - U.S. Holders”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the stock of the Company (such a holder, a “10% United States shareholder”), such holder may be treated as a “United States shareholder” with respect to each of the Company and its direct and indirect subsidiaries (the “Company Group”) that is a “controlled foreign corporation” (a “CFC”) for United States federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by 10% United States shareholders on any day during the taxable year of such non-U.S. corporation.

If the Company or any of its non-U.S. subsidiaries is a CFC, 10% United States shareholders will be subject to potentially adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that the Company will assist holders in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a 10% United States shareholder with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

The Company’s business, investments and operations and shareholders’ post-tax returns may be negatively affected due to taxes.

We intend to structure our business combination to maximize returns for shareholders in as efficient a manner as is practicable. Accordingly, the Company will need to make certain assumptions regarding taxation. However, if these assumptions are not correct, taxes may be imposed with respect to the Company’s assets, or the Company may be subject to tax on its income, profits, gains or distributions (whether on a liquidation, redemption or otherwise) in a particular jurisdiction or jurisdictions in excess of taxes that were anticipated. The Company also may become subject to tariffs in excess of rates that were anticipated. In addition, the taxation consequences of subscribing for, purchasing, holding or disposing of Class A ordinary shares, units, warrants or rights, including the receipt of any distributions that may be paid by the Company (whether on a liquidation, redemption or otherwise) will depend on the laws and tax authority practices to which a shareholder is subject. Any of these factors could adversely affect the post-tax returns for shareholders (or shareholders in certain jurisdictions). Any change in laws or tax authority practices could also adversely affect any post-tax returns to shareholders. In addition, the Company may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns for shareholders.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the letter agreement among us and our Sponsor, officers, directors and director nominees, and the registration rights agreement among us, the initial holders and holders of placement units, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties under Cayman Islands law, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a Federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, which are required to be filed with the Cayman Islands Registrar of Companies, and the register of mortgages and charges of such companies) or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of the Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

After our initial business combination, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	we have a board that includes a majority of “independent directors,” as defined under the rules of Nasdaq;

●	we have a compensation committee or nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	a majority of the independent directors recommend director nominees for selection by the board of directors.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

Cybersecurity risks and cyber incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and/or damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.

We and our Sponsor and its affiliates face increasingly frequent and sophisticated cyber and security threats, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us because we are affiliated with an alternative asset management firm and may hold confidential and other price sensitive information about existing and potential investments. We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of our Sponsor and its third party vendors, and other third parties. Cyber attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result, we may face a heightened risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, foreign governments or cyber terrorists.

The efficient operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. Any processes, procedures and internal controls we may implement to mitigate cybersecurity risks and cyber intrusions, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, will not guarantee that a cyber-incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources. We may not have sufficient funding and resources to comply with evolving cybersecurity regulations and to continually monitor and enhance our cybersecurity procedures and controls.

ENFORCEABILITY OF CIVIL LIABILITIES

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We are also subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Use of Proceeds

We are offering 10,000,000 public units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over- Allotment Option	Over- Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private units offered in the private placement(2)	3,780,000	4,080,000
Total gross proceeds	$103,780,000	$119,080,000

Offering expenses(3)(4)(5)
Underwriting discounts (excluding deferred portion)(6)	$2,520,000	$2,820,000

Legal fees and expenses	172,000	172,000
Nasdaq listing fee	82,000	82,000
Printing and engraving expenses	21,000	21,000
Accounting fees and expenses	65,000	65,000
FINRA and SEC filing fee	57,000	57,000
Underwriter expenses reimbursement	100,000	100,000
Miscellaneous expenses(7)	13,000	13,000
Total offering expenses (excluding underwriting discounts)	$510,000	$510,000
Proceeds after offering expenses	$100,750,000	$115,750,000
Held in the trust account from this offering	$100,000,000	$115,000,000
Not held in the trust account from this offering	$750,000	$750,000

Use of cash not held in the trust account
Legal, accounting and other third-party expenses related to business combination	$126,000	$126,000
SEC Filing and other legal and accounting fees related to regulatory reporting obligations	189,675	189,675
Nasdaq and other regulatory fees	190,000	190,000
Directors and officers insurance	175,000	175,000
Working capital to cover miscellaneous expenses and general corporate purposes	69,325	69,325
Total	$750,000	$750,000

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	Includes $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full) from the purchase of 200,000 private placement units (or 230,000 private placement units if the underwriter’s over-allotment option is exercised in full) by the underwriter.
(3)	A portion of the offering expenses have been paid from advances we received from the Sponsor as described in this prospectus. These loans will be repaid upon completion of this offering out of the offering proceeds that have been allocated for the payment of offering expenses and amounts not to be held in the trust account.
(4)	In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, they will be repaid using a portion of the offering proceeds not held in the trust account and set aside for post-closing working capital expenses
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth in this prospectus. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account.
(6)	Includes $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full) which the underwriter will use to purchase private placement units.
(7)	This amount represents additional expenses that may be incurred by the Company over and above those specifically listed above, including transfer agent and trustee fees.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units must be deposited in a trust account. Of the gross proceeds of this offering and the sale of the private placement units, a total of $100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full), will be placed in a segregated trust account (the “Trust Account”) located in the United States and established by Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries or be held in an interest bearing demand deposit account. Except for all interest income that may be released to us for permitted withdrawals, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within 12 months from the closing of this offering; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other material provision relating to our pre-business combination activity and related shareholders’ rights.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital. We believe that amounts not held in the Trust Account will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our Sponsor or an affiliate of our Sponsor or our executive officers and directors, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $200,000 of such loans entered into after the offering may be convertible into additional units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units.

The redemption threshold may be limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 12 months from the closing of this offering or, if our charter documents are amended to so provide, (iii) the redemption of our public shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders will each enter into agreements with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares and private placement units (and any underlying securities) held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; and (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 12 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain the collective ownership of our Sponsor’s ownership through its ownership of the founder shares at approximately 24% of the issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon the consummation of this offering and the exercise of the underwriter’s over-allotment option, if any. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the public units we are offering pursuant to this prospectus or the private placement warrants included in the private placement units, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding Class A ordinary shares.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this prospectus, (iv) no value is attributed to the warrants, and (v) no value is attributed to the rights, and (B) assume the issuance of 10,000,000 Class A ordinary shares (or 11,500,000 Class A ordinary shares if the over-allotment option is exercised in full) and 3,593,750 founder shares (up to 468,750 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full). Such calculations do not reflect any dilution associated with the exercise of warrants as the warrants are accounted for as equity and are only exercisable following the consummation of our initial business combination. The assumed exercise of the warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Further, the issuance of additional ordinary or preference shares may significantly dilute the equity interest of public shareholders, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-for-one basis upon conversion of the Class B ordinary shares.

Although the below table assumes that no ordinary shares and convertible equity or debt securities are issued in connection with any financing, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing and issue additional securities. We cannot assure you that such financing will be available on acceptable terms, if at all.

The following table illustrates the difference between the public offering price per unit and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option:

As of June 30, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.08	$5.36	$4.64	$4.31	$5.69	$2.64	$7.36	$(0.39)	$10.39
Assuming No Exercise of Over-Allotment Option
$6.07	$5.34	$4.66	$4.29	$5.71	$2.64	$7.36	$(0.38)	$10.38

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)
Increase attributable to public shareholders	6.12	6.13	5.39	5.41	4.34	4.36	2.69	2.69	(0.33)	(0.34)
Pro forma net tangible book value after this offering	6.07	6.08	5.34	5.36	4.29	4.31	2.64	2.64	(0.38)	(0.39)
Dilution to public shareholders	$3.93	$3.92	$4.66	$4.64	$5.71	$5.69	$7.36	$7.36	$10.38	$10.39
Percentage of dilution to public shareholders	39.33%	39.22%	46.56%	46.45%	57.05%	56.94%	73.64%	73.55%	103.84%	103.85%
Numerator:
Net tangible book deficit before this offering	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)	$(172,079)
Net proceeds from this offering and the sale of the private placement units	$100,750,000	$115,750,000	$100,750,000	$115,750,000	$100,750,000	$115,750,000	$100,750,000	$115,750,000	$100,750,000	$115,750,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	185,000	185,000	185,000	185,000	185,000	185,000	185,000	185,000	185,000	185,000
Less: Deferred underwriting commissions	(3,000,000)	(3,450,000)	(3,000,000)	(3,450,000)	(3,000,000)	(3,450,000)	(3,000,000)	(3,450,000)	(3,000,000)	(3,450,000)
Less: Over-allotment liability	(102,000)	—	(102,000)	—	(102,000)	—	(102,000)	—	(102,000)	—
Less: Amounts paid for redemptions	—	—	(25,000,000)	(28,750,000)	(50,000,000)	(57,500,000)	(75,000,000)	(86,250,000)	(100,000,000)	(115,000,000)
	$97,660,921	$112,312,921	$72,660,921	$83,562,921	$47,660,921	$54,812,921	$22,660,921	$26,062,921	$(2,339,079)	$(2,687,079)
Denominator:
Ordinary shares outstanding prior to this offering	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750
Ordinary shares forfeited if over-allotment is not exercised	(468,750)	—	(468,750)	—	(468,750)	—	(468,750)	—	(468,750)	—
Class A ordinary shares included in the units offered	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Class A ordinary shares included in the rights offered	2,500,000	2,875,000	2,500,000	2,875,000	2,500,000	2,875,000	2,500,000	2,875,000	2,500,000	2,875,000
Class A ordinary shares included in the private placement units	378,000	408,000	378,000	408,000	378,000	408,000	378,000	408,000	378,000	408,000
Class A ordinary shares included in the private placement rights	94,500	102,000	94,500	102,000	94,500	102,000	94,500	102,000	94,500	102,000
Less: Shares subject to redemption	—	—	(2,500,000)	(2,875,000)	(5,000,000)	(5,750,000)	(7,500,000)	(8,625,000)	(10,000,000)	(11,500,000)
	16,097,500	18,478,750	13,597,500	15,603,750	11,097,500	12,728,750	8,597,500	9,853,750	6,097,500	6,978,750

Capitalization

The following table sets forth our capitalization as of June 30, 2026, and as adjusted to give effect to the sale of our public units offered by this prospectus and the private placement shares, private placement warrants, and private placement rights, the application of the estimated net proceeds derived from the sale of such securities, and the issuance of the private placement shares:

	JUNE 30, 2026
	Actual	As Adjusted
Note payable to related party	$205,000	$—
Over-allotment liability	—	102,000
Deferred underwriting commissions	—	3,000,000
Class A ordinary shares subject to possible redemption; 0 and 10,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively	—	100,000,000
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Class A ordinary shares, $0.0001 par value, 300,000,000 shares authorized, 0 and 378,000 shares issued and outstanding, actual and as adjusted, respectively	—	38
Class B ordinary shares, $0.0001 par value, 30,000,000 shares authorized, 3,593,750 shares issued and outstanding (actual); 3,125,000 shares issued and outstanding	359	313
Additional paid-in capital	24,641	—
Accumulated deficit	(12,079)	(2,339,430)
Total shareholder’s equity (deficit)	$12,921	$(2,339,079)
Total capitalization	$217,921	$100,762,921

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

Overview

We are a newly organized blank check company or special purpose acquisition company, incorporated on April 21, 2026, as a Cayman Islands exempted company with limited liability and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

We have not selected any specific business combination target, and to date, our efforts have been limited to organizational activities and activities related to this offering. Although we may pursue a business combination target in any industry or geographic region, we intend to focus our search on businesses in, or with a strategic connection to, Iceland and the broader Arctic region. However, we are not limited to these regions or any particular industry, and we may pursue an initial business combination anywhere in the world and in any sector we believe presents an attractive opportunity. From the date of our incorporation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers or directors and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

As indicated in the accompanying financial statements as of June 30, 2026, we had no cash and a working capital deficiency of $172,079. Further, we expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through proceeds received under the working capital loan from our Sponsor, pursuant to which we may borrow up to $400,000. As of June 30, 2026, $205,000 was outstanding under such loan, with $195,000 remaining available for future borrowings. In addition, our Sponsor paid $25,000 of deferred offering costs on our behalf in exchange for the issuance of the founder shares. We estimate that the net proceeds from the sale of the public units in this offering and the sale of private placement units to our Sponsor and the underwriter, after deducting offering expenses of approximately $3,030,000 (or $3,330,000 if the over-allotment option is exercised in full), which includes an underwriting discount of $2,520,000 (or $2,820,000 if the over-allotment option is exercised in full), will be $100,750,000 (or $115,750,000 if the over-allotment option is exercised in full). The Underwriter’s purchase of private placement units forms part of the underwriting discount and does not provide additional cash proceeds. Of these amounts, $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining estimated $750,000 will not be held in the trust account.

We intend to use substantially all of the funds held in the trust account (less any permitted withdrawals), including any amounts representing interest earned on the trust account (which interest will be net of permitted withdrawals), to acquire a target business or businesses and to pay our expenses relating thereto. We may withdraw interest for permitted withdrawals. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We believe that, upon consummation of this offering, the estimated $750,000 of cash not held in the trust account will be sufficient to allow us to operate for at least the next 12 months from the closing of this offering, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur the following approximate expenses to be paid from the $750,000 not held in the trust account:

●	$126,000 of expenses for the legal, accounting and other third-party expenses attendant to the structuring and negotiating of our initial business combination;

●	$189,675 SEC filing and other legal and accounting fees related to regulatory reporting obligations;

●	$190,000 exchange listing fee and other regulatory fees;

●	$175,000 for directors and officers insurance; and

●	$69,325 for working capital to cover miscellaneous expenses and general corporate purposes.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of June 30, 2026, we had no cash and working capital deficiency of $172,079. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination may not be successful.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”). We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because determining what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business will take time, management involvement and perhaps outside resources, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on the effectiveness of the Company’s internal control over financial reporting when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Related Party Transactions

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. In connection with this offering, up to 468,750 founder shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors may also approve the payment of advisory fees to directors in connection with such activities, including extraordinary administrative and analytical services. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our Sponsor has provided a working capital loan to us in the aggregate amount of up to $400,000 for the payment of expenses. As of June 30, 2026, $205,000 was outstanding under such working capital loan, with $195,000 remaining available for future borrowings.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required, which we refer to as working capital loans. At the option of the Sponsor, up to $200,000 in principal of these working capital loans entered into after the offering may be repaid in loan units, with terms that are identical to the private placement units. If we consummate our initial business combination, we will repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our Sponsor will commit to purchase 178,000 private placement units at $10.00 per unit, and the underwriter has committed to purchase an aggregate of 200,000 private placement units (or 230,000 private placement units if the over-allotment is exercised in full) at a price of $10.00 per unit. These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. A portion of the proceeds we receive from the purchase of the private placement units will be placed in the trust account described below.

Pursuant to a registration rights agreement we will enter into with each of our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and the holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in any other registration statement filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their respective lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. For more information see the section entitled “Certain Relationships and Related Party Transactions” on page 115.

Quantitative and Qualitative Disclosures about Market Risk

The amounts in the Trust Account will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, or in an interest bearing demand deposit account. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including but not limited to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

Introduction

We are a newly organized blank check company or special purpose acquisition company, incorporated on April 21, 2026, as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target, and to date, our efforts have been limited to organizational activities and activities related to this offering. Although we may pursue a business combination target in any industry or geographic region, we intend to focus our search on businesses in, or with a strategic connection to, Iceland and the broader Arctic region. However, we are not limited to these regions or any particular industry, and we may pursue an initial business combination anywhere in the world and in any sector we believe presents an attractive opportunity. We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

Management and Competitive Advantage

For a description of our management team’s qualifications and experience, and biographical information regarding our directors and executive officers, see the section entitled “Summary — Our Management Team — Directors and Executive Officers” beginning on page 9 of this prospectus.

Acquisition Strategy and Criteria

We believe that Iceland and the broader Arctic region represent a compelling and underappreciated opportunity for U.S. capital market investment. Iceland possesses a unique convergence of structural advantages that distinguish it from other international markets: nearly 100% renewable energy generation from geothermal and hydroelectric sources; the highest GDP per capita among the Nordic countries; a resilient and transparent financial system, supported by strong credit ratings and low national debt; and a strategic geographic position between North America and Europe, which provides unencumbered access to both the European single market through Iceland’s European Economic Area membership and emerging Arctic trade corridors. Unlike larger sovereign economies constrained by complex regulatory frameworks and slow-moving institutional structures, Iceland benefits from close coordination between business and government, a flexible monetary policy, and a demonstrated ability to adapt and recover quickly from economic disruption. As global attention increasingly turns toward the Arctic – driven by the potential opening of northern sea routes, the exploration of critical mineral reserves in Greenland, and an estimated $1 trillion in anticipated Arctic infrastructure investment (according to research by Guggenheim Partners) – we believe Iceland’s role as the pre-eminent gateway to this region will continue to grow in strategic and economic importance.

Our acquisition strategy is to identify and acquire a leading Icelandic and Arctic operating company that demonstrates the financial scale, operational maturity, and ownership structure necessary to thrive as a U.S.-listed public company. We have conducted a comprehensive analysis of the Icelandic corporate landscape and believe a subset of Icelandic companies has developed financial profiles that (i) are comparable to U.S. emerging growth companies, (ii) reflect operational maturity, and (iii) would allow the resulting public company to satisfy the initial listing standards of Nasdaq and NYSE. These companies operate across a range of sectors including logistics, fintech, data infrastructure, pharmaceuticals, tourism and hospitality, consumer goods and renewable energy, providing us with a broad and diversified field of potential targets. We intend to focus our selection process on companies with concentrated ownership structures, which can improve decision-making efficiency, accelerate execution timelines, and facilitate the coordination required between a SPAC sponsor, target management, and investors during a de-SPAC transaction. We believe these structural characteristics reduce execution risk and increase the probability of a successful and timely business combination.

Precedent transactions demonstrate that Icelandic companies can successfully access and thrive in U.S. public markets through a SPAC structure. Two of the Iceland-founded companies currently listed on U.S. public markets today were listed through de-SPAC transactions. Alvotech, a biotechnology company headquartered in Iceland, completed a de-SPAC transaction in 2022 that transitioned the company from a private biosimilar developer into a publicly traded manufacturer with U.S. FDA-approved products and significantly expanded fundraising capacity. Oculis, an Icelandic biopharmaceutical company, completed a U.S. Nasdaq listing via SPAC in March 2023, subsequently using the capital to accelerate its late-stage ophthalmology pipeline and establish a U.S. physical presence in Boston - and later became dually listed on the Nasdaq Iceland Main Market in 2024. More recently, and through a different structure, Marel hf., an Icelandic food processing technology company, combined with John Bean Technologies Corporation, a U.S.-listed company, pursuant to a voluntary takeover offer that was completed in January 2025. The transaction valued Marel at approximately $3.9 billion on an enterprise-value basis. The combined company was renamed JBT Marel Corporation and its primary listing is on the New York Stock Exchange, with a secondary listing on Nasdaq Iceland. While this transaction was a cross-border merger rather than a business combination with a special purpose acquisition company, we believe it further illustrates that Icelandic operating companies can access, and achieve valuation and liquidity in, U.S. public markets. These examples illustrate both the feasibility and the strategic value of the de-SPAC pathway for Icelandic companies seeking access to deeper capital markets, broader investor bases, and the global brand visibility that accompanies a U.S. public listing, as well as the capabilities of the Icelandic market in general. We intend to replicate and build upon this precedent by identifying the next generation of Icelandic industry leaders ready to access U.S. public markets and execute on an international growth strategy.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement units, as well as our equity, debt or a combination of these, in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem all or a portion of their public shares, regardless of whether they vote for or against the proposed business combination, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals, if any), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association.

We have until the date that is 12 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per Class A ordinary share (regardless of whether or not the underwriter exercises its over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders.

Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of our board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we may, in our sole discretion, obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. However, unless we consummate our initial business combination with an affiliated entity, our board of directors is not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view.

As described below under “Summary - The Offering - Offering proceeds to be held in the trust account,” Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the public units must be deposited in a trust account. Of the $103,780,000 gross proceeds we will receive from this offering and the sale of the private placement units (or $119,080,000 if the underwriter’s over-allotment option is exercised in full), an aggregate of $100,000,000 (or $10.00 per unit), or $115,000,000 (or $10.00 per unit) if the underwriter’s over-allotment option is exercised in full, will be placed in a segregated trust account located in the United States and established by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds or in an interest-bearing demand deposit account.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, as described above.

As more fully discussed in “Management - Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have, and any of our officers or directors may in the future have, certain relevant fiduciary duties or contractual obligations.

In addition, our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. In such event, such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers, directors or advisors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our Sponsor, officers, advisors or directors, we, or a committee of independent directors, will obtain an opinion from an independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent entity that commonly renders valuation opinions that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our Sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement units may become worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our Sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our directors and officers presently has, and in the future may have additional, fiduciary or contractual obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such other entity first. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (a) which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other, unless such opportunity is expressly offered to such director or officer in their capacity as a director or officer of the company and the opportunity is one the company is legally and contractually permitted to undertake and would otherwise be reasonable for the company to pursue, or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

In addition, our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to the completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Sponsor Information

Our Sponsor is a Cayman Islands limited liability company. Although our Sponsor may undertake any activities permitted under applicable law, our Sponsor’s business is focused on investing in our company. Halldor Thorsteinsson, Lu Zhou, and Heath Cardie are the managing members of New Iceland Arctic Acquisition Sponsor LLC, our Sponsor, and hold voting and investment discretion with respect to the securities held of record by the Sponsor. As of the date of this prospectus, such persons and entities they control own membership interests in our Sponsor representing an economic interest in 3,593,750 founder shares and will commit, pursuant to written agreement, to purchase 178,000 private placement units (assuming no exercise of the underwriter’s over-allotment option). Members of our advisory board – Richard A. Meringolo and Denny Weinberg – are expected to acquire membership interests in our Sponsor following the completion of this offering. No other person has a direct or indirect material interest in our Sponsor. None of the non-managing members of our Sponsor will have any rights to control our Sponsor or to vote or dispose of any securities held by our Sponsor, or participate in the direction or management of our company.

There will be no fees, reimbursements or other cash payments paid to our Sponsor, officers and directors, or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from that portion of the proceeds of this offering and the sale of the private placement units held in the trust account prior to the consummation of our initial business combination:

●	reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

●	repayment upon consummation of our initial business combination of any loans which may be made by our Sponsor, executive officers and directors, or their affiliates, to finance transaction costs in connection with an intended initial business combination. Up to $200,000 of such loans entered into after the offering may be convertible into additional units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private placement units.

Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants and rights included in the public units. As a result, our initial shareholders could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares. Further, the Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. See the sections titled “Risk Factors - Risks Relating to our Sponsor and Management Team - The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline” and “Dilution.”

Public shareholders will also experience additional dilution from the issuance of the private placement shares underlying the private placement units (including private placement shares underlying private placement units). Additional shares may be issued upon exercise of any private placement warrants or private placement rights underlying private placement units. The exercise of the private placement warrants or private placement rights would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized.

At the option of the holder, the founder shares may be converted into Class A ordinary shares on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. The Class A ordinary shares issuable on conversion of the founder shares in connection with the business combination may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which founder shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree, in their sole discretion, to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of the offering (excluding any shares underlying the private placement units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our Sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination.

Pursuant to a letter agreement to be entered with us, each of our Sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units.

The Sponsor has provided a working capital loan to us in the aggregate amount of up to $400,000 for the payment of expenses. As of June 30, 2026, $205,000 was outstanding under such working capital loan, with $195,000 remaining available for future borrowings.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required, which we refer to as working capital loans. At the option of the Sponsor, up to $200,000 in principal of these working capital loans entered into after the offering may be repaid in loan units.

Subject Securities	Expiration Date or End of Contractual Obligation Period	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	The earlier of (A) 180 days after the date of the consummation of our initial business combination; or (B) subsequent to the business combination (x) the date on which the highest reported trading price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period immediately preceding such date, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.	New Iceland Arctic Acquisition Sponsor LLC	Transfers permitted (a) to (1) the Sponsor’s members, (2) the directors or officers of us, the Sponsor, or the Sponsor’s members, (3) any affiliates or family members of the directors or officers of us, the Sponsor, or the Sponsor’s members, (4) any members or partners of the Sponsor, the Sponsor’s members, or their respective affiliates, or any affiliates of the Sponsor, or the Sponsor’s members, or any employees of such affiliates; (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust by distribution to one or more permissible beneficiaries of such trust; (f) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) to us for no value for cancellation in connection with the consummation of the initial business combination; (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) by virtue of the laws of the Cayman Islands, the Sponsor’s limited liability company agreement, upon dissolution of such Sponsor; and (j) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Private Placement Units and underlying securities	30 days after the completion of our initial business combination	New Iceland Arctic Acquisition Sponsor LLC	Same as above.

Up to 468,750 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised. In addition, in order to facilitate our initial business combination or for any other reason determined by our Sponsor in its sole discretion, our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.

Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our common and preferred equity (if any), new debt, or a combination of these, as the consideration to be paid in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We have until 12 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We Have Not Identified a Target Business

We have not selected any specific business combination target, and to date, our efforts have been limited to organizational activities and activities related to this offering. Although we may pursue a business combination target in any industry or geographic region, we intend to focus our search on businesses in, or with a strategic connection to, Iceland and the broader Arctic region. However, we are not limited to these regions or any particular industry, and we may pursue an initial business combination anywhere in the world and in any sector we believe presents an attractive opportunity. Our Sponsor and its principals may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but from the date of our incorporation through the date of this prospectus, there have been no substantive discussions, directly or indirectly, between any of our officers, directors, promoters and other affiliates on our behalf and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We intend to evaluate both private and public companies, listed in international or “over the counter” exchanges, as potential initial business combination targets, focusing on opportunities that we believe would provide appropriate risk adjusted returns to shareholders. Following our initial business combination, our objective will be to implement or support the acquired company’s operating strategies and actively partner with management to provide the company with a seamless and smooth introduction to its public market operations, in order to generate additional value for shareholders. General goals will include enhancement of organic growth efficiencies, total global operations improvements, and additional acquisitions to support a roll-up in an attempt to establish an industry-leading platform in the selected emerging market vertical.

Subject to our officers’ and directors’ pre-existing fiduciary duties and the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Except for the general criteria and guidelines set forth above under the caption “Initial Business Combination,” we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any initial business combination candidates, we believe based on our management’s business knowledge and past experience that there are numerous business combination candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We may engage professional firms or other individuals that specialize in business acquisitions or mergers in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than as described herein. Our audit committee will review and approve all reimbursements and payments made to our Sponsor, officers, directors or our and their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors, director nominees or insiders. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares or other equity interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equals or exceeds $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) initially held in the Trust Account, before giving effect to deferred underwriting commissions, redemptions and permitted withdrawals, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds in our trust account, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing. Accordingly, our flexibility in structuring a business combination may be subject to constraints resulting from a need to finance such business combination.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to our management team’s fiduciary duties and the limitation that one or more target businesses have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Additionally, there is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses.

Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging growth companies. The valuation of a financially unstable company or early-stage company can be more complicated than the calculation of a mature, stable company, and any valuation we make on such a company would be based, in part, on its prospects and how successful we believe the business will be once the company matures or is stabilized. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

●	financial condition and results of operations;

●	growth potential;

●	brand recognition and potential;

●	return on equity or invested capital;

●	market capitalization or enterprise value;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

●	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Our management may not consider any of the above criteria in evaluating a prospective target business. The retention of our officers and directors following the completion of any business combination will not be a material consideration in our evaluation of a prospective target business.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the factors described above as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Lack of Business Diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business for, among other things, their ability to manage a company with securities that are publicly traded, when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance.

We currently anticipate structuring a business combination involving 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination whereby we merge directly with the target business or involving less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they abstain, vote for or against, or do not vote at all with respect to the proposed business combination, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals), in each case subject to the limitations described herein. We will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, provided, that we may also decide to seek shareholder approval for business or other reasons.

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

●	we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then outstanding;

●	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired and the present or potential issuance of ordinary shares could result in an increase in our outstanding ordinary shares or voting power of 5% or more; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination, except if the business combination is structured as a statutory merger or consolidation with another company under the laws of the Cayman Islands, which would require the approval of a special resolution.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:

●	the timing of the proposed transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place us at a disadvantage in the transaction or result in other additional burdens on us;

●	the expected cost of holding a shareholder vote;

●	the risk that our shareholders would fail to approve the initial business combination;

●	other time and budget constraints; and

●	potential additional legal complexities of an initial business combination that would be time-consuming and burdensome to present to shareholders.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares, warrants or rights our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our Sponsor, directors, officers, advisors or any of their affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares, public warrants or public rights in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our Sponsor, directors, officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transaction could be to reduce the number of public warrants outstanding or vote such public warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors and/or any of their affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors or their affiliates may pursue privately-negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests tendered by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares, public warrants or public rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares, public warrants or public rights from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares, public warrants or public rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors - If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.”

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest will be net of permitted withdrawals) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to public shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our Sponsor, officers and directors will enter into a letter agreement with us, pursuant to which they will agree to waive their redemption rights with respect to their founder shares, placement shares and any public shares they may hold in connection with the completion of our initial business combination. However, our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the completion window.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq shareholder approval rules. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, being the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of a majority of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. A quorum for such meeting will be present if the holders of at least one third of the issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. In such case, pursuant to the terms of a letter agreement entered into with us, our Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and/or private placement shares held by them, and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our Sponsor and its permitted transferees will own approximately 24.5% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders, directors and officers will enter into a letter agreement with us, pursuant to which they will agree to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a business combination.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemption rights with respect to more than 15% of the shares sold in this offering (such shares in excess of 15% hereinafter referred to as “Excess Shares”), without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our Sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our Sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our Sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares, private placement shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquire founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their share certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal At Custodian (“DWAC”) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until up to 12 months from the closing of this offering.

Liquidation if No Business Combination

Our amended and restated memorandum and articles of association provides that we will have only up to 12 months from the closing of this offering to complete an initial business combination. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest will be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to our obligations under the Cayman Islands laws to provide for claims of creditors and the requirements of other applicable law.

Our Sponsor, executive officers and directors have agreed (pursuant to a written letter agreement with us filed as exhibits to the registration statement of which this prospectus forms a part) that they will not propose any amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting, redeeming or selling their public shares to us in connection with a business combination in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering or with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of permitted withdrawals, divided by the number of then issued and outstanding public shares. This redemption right will apply in the event of the approval of any such amendment, whether proposed by our Sponsor, any executive officer, director or director nominee, or any other person.

We are required to use our reasonable best efforts to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account (net of permitted withdrawals) to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Our underwriter and auditor are the only third parties we are currently aware of that may not execute a waiver. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than ten (10) business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to the founder shares and private placement shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and the interest earned on the funds held in the trust account that we are permitted to withdraw to pay such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public shareholders.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period or if the shareholders seek to have us redeem or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our charter documents as described elsewhere herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders will not participate in any redemption distribution from our trust account with respect to their founder shares and private placement shares. Additionally, if we are unable to complete an initial business combination, any loans made by our officers, directors, Sponsors or their affiliates for working capital needs may be repaid using a portion of the offering proceeds held outside the trust account but no proceeds from our trust account would be used to repay such loaned amounts.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot make any assurance of the amount we will be able to return to our public shareholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 12 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of such of a company’s shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by a special resolution passed by the affirmative vote of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a written resolution passed in accordance with the Companies Act by all of the holders of the issued shares entitled to vote on such matter. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

●	we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account including interest (which interest will be net of permitted withdrawals), in each case subject to the limitations described herein;

●	approval of the initial business combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the initial business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the initial business combination, to the extent that such initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law;

●	if our initial business combination is not consummated within 12 months from the closing of this offering then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve the Company;

●	upon the consummation of this offering, $100,000,000, or approximately $115,000,000 if the over-allotment option is exercised in full, will be placed into the trust account;

●	prior to our initial business combination, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, we may not issue additional shares that participates in any manner in the proceeds of the trust account, or that vote as a class with the public shares sold in this offering on any matter;

●	if we are unable to complete our initial business combination within the 12 months following the closing of this offering, we will (i) cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest will be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) in a manner that would affect the substance and timing of our public shares if we do not complete an initial business combination within 12 months following the closing of this offering or (ii) with respect to any other material provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest will be net of permitted withdrawals), divided by the number of then issued and outstanding public shares; and

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we will be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association.

Additionally, our amended and restated memorandum and articles of association provide that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Approval of the initial business combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the initial business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the initial business combination, to the extent that such initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class. Each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 10 votes per share.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination

Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (which interest will be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination.	If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (which interest will be net of permitted withdrawals, if any, and up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn for permitted withdrawals (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full) of the net proceeds of this offering and the sale of the private placement shares will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	The gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account

Investment of net proceeds	$100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full) of the net proceeds of this offering and the sale of the private placement shares, held in the trust account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, or in an interest bearing demand deposit account.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any permitted withdrawals, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on interest earned on the trust account) at the time of the agreement to enter into such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The public units may commence trading on or promptly after the date of this prospectus. The public shares, public warrants and public rights may begin trading separately on the 30th day after the date of this prospectus unless the underwriter informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering. Such Form 8-K shall be amended or supplemented with updated financial information in the event the over-allotment option is exercised or if the underwriter permits separate trading prior to the 30th day after the date of this prospectus.	No trading of the public units or the underlying public shares, warrants or rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination and 12 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their Class A ordinary shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any permitted withdrawals, on interest earned. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our amended and restated memorandum and articles of association, we must provide notice of any meeting of shareholders at least five clear days in advance. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares into cash or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under the tender offer rules, a tender offer must remain open for 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to sell their shares to us in such a tender offer or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 12 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter (and subject to lawfully available funds therefor), redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account net of permitted withdrawals, less $100,000 for dissolution expenses, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to our obligations under the Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 12 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us for permitted withdrawals, the proceeds held in the trust account will not be released until the earlier of: (1) of the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and, if our charter documents are amended to require it and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect our initial business combination within the allotted time.

Delivering share certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder (including our affiliates), together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Although we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek shareholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to convert or repurchase Class A ordinary shares held by our public shareholders may reduce the resources available to us for a business combination; and

●	our outstanding warrants and rights and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (a) which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other unless such opportunity is expressly offered to such director or officer in their capacity as a director or officer of the company and the opportunity is one the company is legally and contractually permitted to undertake and would otherwise be reasonable for the company to pursue or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. For more information, see the section entitled “Management - Conflicts of Interest.”

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, to the extent required by such obligations and applicable laws. See “Risk Factors - Risks Relating to our Sponsor and Management Team - Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Certain of our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

Indemnity

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of our company. We have not asked the Sponsor to reserve for such obligations.

Facilities

We currently maintain our principal executive offices at New Iceland Advisors, 1300 Jackson Street, Suite 100, Golden, Colorado 80401, USA, and AM Praxis, Kirkjuteigur 21, 105 | Reykjavík, Iceland. There is no cost to the company for the use of these offices since they are the existing offices of members of the Sponsor. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations through the consummation of an initial business combination.

Employees

We have three executive officers, Halldor Thorsteinsson, J. Heath Cardie, and Lu Zhou, who serve as our Chief Executive Officer, Chief Financial Officer, and Chief Investment Officer, respectively. In addition, Gunnar Sveinn Magnússon will act as the Director of Investor Relations and Impact. The officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believes are necessary for our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of his time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our public units, Class A ordinary shares, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team.

Management

For biographical information regarding our directors and executive officers, see the section entitled “Summary — Our Management Team — Directors and Executive Officers” beginning on page 9 of this prospectus.

Number, Terms of Office and Election of Executive Officers and Directors

Our board of directors will be elected each year at our annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination (unless required by Nasdaq). Holders of our founder shares have the right to elect all of our directors or remove any one of them for any reason prior to consummation of our initial business combination, and holders of our public shares will not have the right to vote on the appointment or removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by a majority of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

Andrew E. Geist is the Class I director whose term expires at the 2027 annual meeting of shareholders, Christy Albeck and Ragnar Rafnsson are the Class II directors whose terms expire at the 2028 annual meeting of shareholders, and J. Heath Cardie and Halldor Thorsteinsson are the Class III directors whose terms expire at the 2029 annual meeting of shareholders.

Our executive officers are elected by our board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon the effective date of the registration statement of which this prospectus forms a part, Christy Albeck, Andrew E. Geist, and Ragnar Rafnsson will be our independent directors. Our independent directors may have regularly scheduled meetings at which only independent directors are present in certain circumstances. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Executive Officer and Director Compensation

Neither our executive officers nor our Sponsor will receive any salary or cash compensation for their work with the Company. These individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors may also approve the payment of advisory fees to directors in connection with such activities, including extraordinary administrative and analytical services. In connection with the closing of the offering, the Sponsor intends to transfer 30,000 founder shares to each of our three independent directors and may elect to transfer additional founder shares to advisors or employees. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, executive officers, directors or our or their affiliates. Except as set forth above, no compensation will be paid by us to our Sponsor, executive officers or directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination.

After the completion of our initial business combination, members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to our board of directors for determination, either by a committee constituted solely of independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effective date of the Registration Statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of our audit committee and our compensation committee will be composed solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Christy Albeck, Andrew E. Geist, and Ragnar Rafnsson will serve as members of our audit committee. Christy Albeck will serve as the chairperson of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Christy Albeck, Andrew E. Geist, and Ragnar Rafnsson is independent.

Each member of the audit committee is financially literate and our board of directors has determined that Christy Albeck qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	assisting the board of directors in the oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the preparation and integrity of the financial statements of the Company, (3) the compliance by the Company with financial statement and regulatory requirements, (4) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firms, and (5) the qualifications and independence of the Company’s independent registered public accounting firms;

●	reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

●	reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

●	reviewing and discussing with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

●	receiving and reviewing reports of the independent registered public accounting firm and discussing (1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (2) all alternative treatments of financial information within U.S. GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

●	reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

●	discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative U.S. GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

●	reviewing material pending legal proceedings involving the Company and other contingent liabilities;

●	meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

●	reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

●	reviewing periodically with the Company’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

●	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Christy Albeck, Andrew E. Geist, and Ragnar Rafnsson. Andrew Geist will serve as the chair of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

●	reviewing the performance of the Chief Executive Officer and executive management;

●	assisting the board of directors in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

●	reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting the Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the company philosophy;

●	approving the salaries, bonus and other compensation for all executive officers;

●	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

●	reviewing and discussing with the board of directors and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

●	reviewing and making recommendations concerning executive compensation policies and plans;

●	reviewing and recommending to the board of directors the adoption of or changes to the compensation of the Company’s directors;

●	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the board of directors;

●	reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the board of directors, acting as the “Plan Administrator” for equity-based and employee benefit plans;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

●	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

●	annually evaluating the committee’s performance and the committee’s charter and recommending to the board of directors any proposed changes to the charter or the committee; and

●	undertaking all further actions and discharge all further responsibilities imposed upon the compensation committee from time to time by the board of directors, the federal securities laws or the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Christy Albeck, Andrew E. Geist, and Ragnar Rafnsson. Christy Albeck will serve as the chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibility of the nominating and corporate governance committee, including:

●	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Conduct and Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We will file a copy of our form of Code of Business Conduct and Ethics and our board committee charters as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	duty not to improperly fetter the exercise of future discretion;

●	duty to exercise authority for the purpose for which it is conferred and duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances, what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

In addition, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, to the extent required by such obligations and applicable law. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our Sponsor, officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. However, our officers and directors have agreed to present to us all suitable target business opportunities, subject to any fiduciary or contractual obligations.

●	Each of the holders of the founder shares and private placement units has agreed that his, her or its founder shares and private placement shares, as applicable, will be subject to transfer restrictions and that he, she or it will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Holders of founder shares and private placement shares will agree to waive their redemption rights with respect to their founder shares and private placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window (excluding any exercise of the underwriter’s over-allotment option), and (iii) if we fail to consummate a business combination within the completion window or if we liquidate prior to the expiration of the completion window. Our Sponsor, officers and directors will also agree to waive their redemption rights with respect to public shares in connection with the actions described in clauses (i) and (ii) above. However, our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the completion window. To the extent our holders of founder shares or private placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within the completion window, the portion of the proceeds of the sale of the private placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or private placement units (and any underlying securities), which may become worthless if we do not consummate an initial business combination within the completion window (excluding any exercise of the underwriter’s over-allotment option). Except as described under “Principal Shareholders - Transfers of Founder Shares and Placement Units”, the founder shares, private placement units and their underlying securities will not be transferable, assignable or salable.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

●	In the event our Sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

●	Our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Our board of directors will review any potential conflicts of interest on a case-by-case basis in accordance with our conflict of interest procedures described in “Related Party Policy” below.

●	Unless we consummate our initial business combination, our executive officers, directors and Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founder shares and private placement units (and any underlying securities) will be released from their respective lock-up restrictions only if a business combination is successfully completed, and the private placement warrants will expire worthless if a business combination is not consummated.

For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with the Company.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote any shares held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their founder shares and private placement shares. If they purchase Class A ordinary shares as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert or sell such shares to us in connection with the consummation of an initial business combination.

All ongoing and future transactions between us and any of our Sponsor, executive officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the public units offered by this prospectus and private placement shares included in the private placement units, and assuming no purchase of public units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares;

●	each of our executive officers and directors that beneficially owns ordinary shares; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any shares issuable upon exercise of warrants as these warrants are not exercisable within 60 days of the date of this prospectus. The post-offering numbers and percentages presented assume the forfeiture of 468,750 founder shares that are subject to forfeiture depending on the extent to which the underwriter’s option to purchase additional shares is exercised, and that there are 10,378,000 Class A ordinary shares issued and outstanding after this offering, including the private placement shares underlying the private placement units to be purchased by the Sponsor and the underwriter.

	Prior to the Offering		Following the Offering
Name and Address of Beneficial Owner(1)	Number of shares(2)	Percentage of outstanding shares	Number of shares	Percentage of outstanding shares	Percentage of total voting power to approve the Initial Business Combination
New Iceland Arctic Acquisition Sponsor LLC(3)	3,593,750	100%	3,213,000	23.8%	23.8%
Halldor Thorsteinsson(3)	3,593,750	100%	3,213,000	23.8%	23.8%
J. Heath Cardie(3)	3,593,750	100%	3,213,000	23.8%	23.8%
Lu Zhou(3)	3,593,750	100%	3,213,000	23.8%	23.8%
Christy Albeck	--	--	30,000	*	*
Andrew E. Geist	--	--	30,000	*	*
Ragnar Rafnsson	--	--	30,000	*	*
All directors and officers as a group (6 persons)	3,593,750	100%	3,303,000	24.5%	24.5%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1300 Jackson Street, Suite 100, Golden, Colorado 80401, USA.
(2)	Shares shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(3)	Shares held of record by New Iceland Arctic Acquisition Sponsor LLC. Halldor Thorsteinsson, J. Heath Cardie and Lu Zhou are the managing members of New Iceland Arctic Acquisition Sponsor LLC and hold voting and investment discretion with respect to the securities held of record by the Sponsor. Accordingly, all shares held by our Sponsor may be deemed to be beneficially owned by Halldor Thorsteinsson, J. Heath Cardie and Lu Zhou. Each of Halldor Thorsteinsson, J. Heath Cardie and Lu Zhou disclaim their respective beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

Immediately after this offering (without the exercise of the underwriter’s over-allotment option), our initial shareholders and any of their permitted transferees will beneficially own approximately 24.5% of our issued and outstanding shares (assuming none of our initial shareholders purchase any public units). This percentage reflects the shares included in the private placement units to be issued to our Sponsor and is calculated based on total issued and outstanding shares, including the shares included in the private placement units to be issued to the underwriter, which our initial shareholders do not hold. Because of this ownership block, our initial shareholders, acting alone, may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

To the extent the underwriter does not exercise its over-allotment option, up to an aggregate of 468,750 founder shares will be subject to forfeiture. Our initial shareholders will be required to forfeit only that number of founder shares necessary to maintain the representation by the founder shares of an approximate 24% ownership interest in our outstanding ordinary shares (excluding any shares underlying the private placement units) after consummation of this offering.

Our Sponsor will commit to purchase 178,000 private placement units at $10.00 per unit. These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. A portion of the proceeds we receive from the purchase of the private placement units will be placed in the trust account described below.

Our initial shareholders have agreed (A) to vote their private placement shares in favor of any proposed business combination, (B) not to propose an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, (C) not to redeem any private placement shares in connection with a shareholder vote to approve our proposed initial business combination and (D) that such private placement shares will not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account).

Transfers of Founder Shares and Placement Units

Our initial shareholders have agreed to the transfer restrictions described in “Certain Relationships and Related Party Transactions-Transfers of Founder Shares and Placement Units” below.

Notwithstanding the foregoing, during their respective lock-up periods, the initial shareholders may transfer, assign or sell any of the aforenamed securities (1) amongst the Sponsor and its affiliates, to our executive officers or directors, or to any affiliate or family member of any of our executive officers or directors, (2) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (5) through private sales or transfers made in connection with the consummation of our initial business combination at prices no greater than the price at which such securities were originally purchased, or (6) to us for no value for cancellation in connection with the consummation of our initial business combination; provided, that, in each such case (except clause (6)), these transferees (the “permitted transferees”) will enter into a written agreement with us agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred.

Registration Rights

The registration rights of our initial shareholders and their permitted transferees are described in “Certain Relationships and Related Party Transactions” below.

Certain Relationships and Related Party Transactions

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. In connection with this offering, up to 468,750 founder shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering. On June 11, 2026, our Sponsor agreed to loan us an aggregate of up to $400,000 to cover expenses pursuant to a working capital loan. The working capital loan is non-interest bearing and payable on the earlier of December 31, 2027 or the date on which we consummate this offering. As of June 30, 2026, $205,000 was outstanding under such working capital loan, with $195,000 remaining available for future borrowings.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required, which we refer to as working capital loans. At the option of the Sponsor, up to $200,000 in principal of these working capital loans entered into after the offering may be repaid in loan units. The founder shares to be held by our independent directors will not be subject to forfeiture in the event the underwriter’s over-allotment option is not exercised.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors may also approve the payment of advisory fees to directors in connection with such activities, including extraordinary administrative and analytical services. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Pursuant to a registration rights agreement we will enter into with each of our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and the holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in any other registration statement filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their respective lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent approximately 24% of the issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of this offering and the exercise of the underwriter’s over-allotment option, if any. In connection with this offering, our Sponsor holds 3,593,750 founder shares, of which up to 468,750 founder shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering.

Our Sponsor has committed to purchase 178,000 private placement units at $10.00 per unit, and the underwriter has committed to purchase an aggregate of 200,000 private placement units (or up to 230,000 private placement units if the over-allotment is exercised in full) at a price of $10.00 per unit. These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. A portion of the proceeds we receive from the purchase of the private placement units will be placed in the trust account described below.

Except with respect to permitted transferees as described herein under “Principal Shareholders,” our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares and private placement units (and any underlying securities) that they may hold until the date that is (i) in the case of the founder shares, the earlier of (A) 180 days after the date of the consummation of our initial business combination or (B) subsequent to the business combination (x) the date on which the highest reported trading price of our public shares equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period immediately preceding such date, or (y) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their public shares for cash, securities or other property, and (ii) in the case of the private placement units (and any underlying securities), until 30 days after the completion of our initial business combination. Permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any such securities.

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $200,000 of such loans entered into after the offering may be convertible into additional units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units.

The holders of our founder shares, private placement units (and any underlying securities) and any units issued upon conversion of working capital loans made to us (and any underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities or units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

Notwithstanding anything to the contrary, the underwriter may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the underwriter may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the proceeds we receive from this offering and the sale of the private placement units, $100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit)) will be deposited into a segregated trust account located in the United States and established by Continental Stock Transfer & Trust Company acting as trustee.

Other than the foregoing and as described in this paragraph, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our Sponsor, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from our Sponsor, officers and directors for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our board of directors may also approve the payment of advisory fees to directors for such activities, including extraordinary administrative and analytical services. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, executive officers or our or their affiliates.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Sponsor Ownership

The Sponsor is owned by Halldor Thorsteinsson (45%), J. Heath Cardie (45%), and Lu Zhou (10%).

See the table on page 113 for additional information.

Related Party Policy

Our Code of Business Conduct and Ethics will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except to the extent any such transaction is disclosed to and approved by our board of directors or the audit committee in accordance with our related party transaction policy and applicable law. Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, and that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our Sponsor, officers or directors, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained (a) an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view, and (b) the approval of a majority of our disinterested independent directors.

Description of Securities

General

As of the date of this prospectus, we are authorized to issue 300,000,000 Class A ordinary shares, par value $0.0001 per share, 30,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. As of the date of this prospectus 3,593,750 Class B ordinary shares are outstanding. No preference shares are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Cayman Islands law.

Units

Each public unit will consist of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter of one Class A ordinary share. Each warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share upon the consummation of the initial business combination, subject to adjustment as described in this prospectus. We will not issue fractional shares. Each warrant will become exercisable on the later of (i) the consummation of our initial business combination and (ii) 12 months after the closing of this offering, and will expire on the fifth anniversary of the completion of our initial business combination, or earlier upon redemption or liquidation as described in this prospectus. Warrants will only be exercisable for whole Class A ordinary shares. Each right entitles the holder to receive one-quarter of one Class A ordinary share upon the consummation of our initial business combination.

The Class A ordinary shares, warrants and rights will begin to trade separately on the 30th day after the date of this prospectus unless the underwriter informs us of its decision to allow earlier separate trading, provided that in no event may the Class A ordinary shares, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the Class A ordinary shares, warrants and rights commence separate trading, holders will have the option to continue to hold public units or separate their public units into the component pieces.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if the underwriter has allowed separate trading of the Class A ordinary shares, warrants and rights prior to the 30th day after the date of this prospectus.

Ordinary Shares

Prior to the date of this prospectus, there were 3,593,750 Class B ordinary shares outstanding, of which all were held of record by our Sponsor as founder shares. The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of this offering and exercise of the underwriter’s over-allotment option, if any. Up to 468,750 of the founder shares will be forfeited by our Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised. Upon the closing of this offering, 13,503,000 of our ordinary shares will be outstanding (assuming the corresponding forfeiture of 468,750 founder shares by our initial shareholders) including:

●	10,000,000 Class A ordinary shares underlying public units issued as part of this offering;

●	3,125,000 Class B ordinary shares held by the Sponsor and directors; and

●	378,000 private placement shares.

If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a dividend or share surrender, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the collective ownership of the initial shareholders prior to this offering at approximately 24% of our issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon the consummation of this offering, as described above. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, or as a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association to the extent that such business combination is structured as a statutory merger or consolidation.

Approval of the initial business combination will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company held for the purposes of approving the initial business combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the company or by way of a unanimous written resolution, and held for the purposes of approving the initial business combination, to the extent that such initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class. Each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 10 votes per share. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, an ordinary resolution is required to approve any such matter voted on by our shareholders, voting together as a single class. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time unless there are no longer any Class B ordinary shares outstanding. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on transferring the Company by way of continuation in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the company, in each case, as a result of the company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands) and, as a result, our initial shareholders will be able to approve any such proposal without the vote of any other shareholder. The provisions of our amended and restated memorandum and articles of association governing (i) the appointment of directors prior to our initial business combination and (ii) our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by holders representing at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

Our board of directors is divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three-year terms, such that only one class of directors will stand for election at each annual meeting of shareholders; however, we do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination (unless required by Nasdaq). Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors, and, accordingly, holders of our Class A ordinary shares will not be entitled to vote on the appointment or removal of directors during such time unless there are no longer any Class B ordinary shares outstanding.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Our fiscal year end will be on December 31.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination, regardless of whether they abstain, vote for, or vote against, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest will be net of permitted withdrawals) divided by the number of then issued and outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our initial shareholders will enter into agreements with us, pursuant to which they will agree to waive their redemption rights with respect to their founder shares and private placement units (and any underlying securities) in connection with the completion of our business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemption rights with respect to more than 15% of the shares sold in this offering (such shares in excess of 15% hereinafter referred to as “Excess Shares”), without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval of an ordinary resolution at a general meeting of the company under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association. A quorum for such meeting will be present if the holders of at least one third of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. In such case, our Sponsor and each member of our management team have agreed to vote their founder shares, private placement shares and public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares and private placement shares held by our Sponsor and directors, we would need approximately 3,448,501 public shares, or approximately 34.5% of the 10,000,000 public shares sold in this offering, to be voted in favor of an ordinary resolution approving the transaction in order to have our initial business combination approved (assuming all issued and outstanding ordinary shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Pursuant to our amended and restated memorandum and articles of association, we are required to give at least five clear days’ notice for any general meeting. However, a final proxy statement will be distributed to our shareholders at least twenty calendar days prior to the shareholder meeting if we seek shareholder approval of our initial business combination at such meeting. These quorum and voting thresholds, and the voting agreements of our insiders, may make it more likely that we will consummate our initial business combination.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our business combination within 12 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement units (and any underlying securities) if we fail to complete our business combination within 12 months from the closing of this offering. However, if our Sponsor, underwriter, executive officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest will be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses) upon the completion of our initial business combination, subject to the limitations described in this prospectus.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption; provided, however, that the private placement warrants issued to the underwriter will not be exercisable more than five years after the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8).

No public warrants will be exercisable for cash unless the registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the public warrants is effective and a current prospectus relating to such shares is available, or a valid exemption from registration is available. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the public warrants is not effective or we have failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise the public warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the public shares for the ten trading days ending on the third trading day prior to the date of exercise.

The private placement warrants are identical to the public warrants except that, so long as they are held by the Sponsor or the underwriter or their permitted transferees, as applicable, (i) the private placement warrants may be exercised for cash or on a cashless basis, (ii) the private placement warrants and the Class A ordinary shares issuable upon exercise thereof may be subject to certain transfer restrictions contained in the letter agreement among the Company, the Sponsor and other parties thereto, as amended from time to time, (iii) the private placement warrants will not be redeemable by the Company, and (iv) the holders of the private placement warrants (including Class A ordinary shares issuable upon exercise thereof) may be entitled to certain registration rights. With respect to any cashless exercise of the private placement warrants, the “fair market value” means, at the discretion of the holder, either (x) the average last reported sale price of the public shares for the ten trading days ending on the third trading day prior to the date of exercise or (y) the last reported sale price of the public shares for the trading day prior to the date of exercise. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders - Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the placement units). The placement warrants will not be redeemable by us. The private placement warrants held by the underwriter will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). Neither the private placement warrants nor the Class A ordinary shares issuable upon exercise of the private placement warrants are being registered under the registration statement of which this prospectus forms a part.

Once the warrants become exercisable, we may redeem the outstanding warrants (excluding the private placement warrants):

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last reported sale price of our Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the public shares may fall below the $16.50 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been conditioned on a share price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. With respect to the public warrants, the “fair market value” will mean the average reported last sale price of the public shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. No fractional shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a holder may specify) of the shares outstanding immediately after giving effect to such exercise.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants in this prospectus but will require the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the rights under the warrant agreement of the registered holders of public warrants. In addition, in order to change any provision of the private placement warrants, the written consent of the underwriter will be required.

The exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices.

If (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement covering the issuance under the Securities Act of the warrant shares and to maintain the effectiveness of such registration statement until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the warrant shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Rights Included as Part of Units

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-quarter (1/4) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all Class A ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-quarter (1/4) of one Class A ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional Class A ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by our affiliates). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted-into Class A ordinary shares basis.

The rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with Cayman Islands law and our amended and restated memorandum and articles of association. As a result, you must hold rights in multiples of four in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Preference Shares

There are no preference shares outstanding. Our amended and restated memorandum and articles of association authorize the issuance of 1,000,000 preference shares, which may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preference shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares on a business combination. We may issue some or all of the preference shares to effect a business combination. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Register of Members

Under the Companies Act, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member;

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters, including the right to appoint directors. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register will raise a presumption of fact on the matters referred to above unless rebutted), and a member registered in the register will be deemed as a matter of Cayman Islands law to have legal title to the shares set against its name. Upon the closing of this public offering, the register will be immediately updated to reflect the issue of shares by us. Once updated, the shareholders recorded in the register will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

We have not paid any cash dividends on our shares to date and do not intend to pay cash dividends prior to the completion of a business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our then board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent

The transfer agent for our units, shares, warrants and rights will be Continental Stock Transfer & Trust Company.

Listing of Securities

We anticipate that the public units, as well as the Class A ordinary shares, public warrants and public rights underlying the public units (once they begin separate trading), will be listed on Nasdaq under the symbols “NIAAU,” “NIAA,” “NIAAW,” and “NIAAR,” respectively.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company provided the parent company is the surviving entity and copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements set out below have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of his shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder who elects to dissent must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that such person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (c) above, the shareholder to whom the notice relates will cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, by a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.

The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Walkers (Cayman) LLP, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed or where the directors have exercised their powers for an improper purpose.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. Although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no nominal or par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by the holders of a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders, as being entitled to vote and do vote, in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). Our amended and restated memorandum and articles of association of the company will require that resolutions put to the vote of a meeting shall be decided on a poll, and in accordance with section 60(4) of the Companies Act regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass a resolution. The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by a special resolution passed by the affirmative vote of the holders representing at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Other than as described above, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution passed in accordance with the Companies Act. Further, our amended and restated memorandum and articles of association will provide that a quorum at our shareholder meetings will consist of one or more shareholders who together hold not less than one-third of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy.

Our initial shareholders, who will collectively beneficially own approximately 24.5% of our ordinary shares (assuming they do not purchase any public shares in this offering and the underwriter does not exercise its over-allotment option) upon the closing of this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

●	if we do not consummate an initial business combination within 12 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (which interest will be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	prior to the completion of our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with the public shares on our initial business combination;

●	if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and permitted withdrawals, on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

●	if our shareholders approve an amendment to our amended and restated memorandum and articles of association not for the purpose of approving, or in conjunction with the consummation of an initial business combination, (A) in a manner that would affect the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other material provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

●	unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we will be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance - Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”) pursuant to the Proceeds of Crime Act (as revised) of the Cayman Islands) if the disclosure relates to criminal conduct, money laundering or proliferation financing or is the business combination partner of a financial sanction, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (as revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (the “Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Economic Substance - Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (as revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”) As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our Company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not be required to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection in the Cayman Islands - Privacy Notice

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may combine personal data that you provide to us with personal data that we collect from, or about, you (including from public sources). This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists. Such personal data may include, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject, or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order). Your personal data will not be held by the company for longer than necessary with regard to the purposes of the data processing.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;

●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf. Any transfer of personal data outside of the Cayman Islands will be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands will be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We will notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings and obtaining the support of our Sponsor. In addition, prior to the consummation of an initial business combination, only holders of our Class B ordinary shares will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association will provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chair.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association will provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chair of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Written Resolutions

Subsequent to the consummation of the offering, any action required or permitted to be taken by our shareholders may be effected by a duly called annual general meeting or extraordinary general meeting or by a written resolution passed in accordance with the Companies Act.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated memorandum and articles of association will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time by an ordinary resolution. Prior to the consummation of an initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by a vote of a majority of our directors then in office.

Redomestication

Prior to the consummation of an initial business combination, only holders of our Class B ordinary shares will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect and actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors, among other persons, to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Securities Eligible For Future Sale

Immediately after this offering we will have 13,503,000 (or 15,501,750 if the over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 10,000,000 (or 11,500,000 if the over-allotment option is exercised in full) Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 3,125,000 founder shares (or 3,593,750 founder shares if the underwriter’s over-allotment option is exercised in full) and 378,000 private placement shares (or 408,000 private placement shares if the underwriter’s over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Contractual transfer restrictions

See the table beginning on page 87 entitled “Natural Persons and Entities Subject to Restrictions” in the section entitled “Proposed Business” for additional information regarding transfer restrictions.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted securities for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares and warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding, which will equal 160,530 shares immediately after this offering (or 184,343 if the underwriter exercises its over-allotment option in full); or

●	the average weekly reported trading volume of our public shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its founder shares and private placement units (and any underlying securities), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

For additional information related to registration rights see the section entitled “Certain Relationships and Related Party Transactions on page 115.

Listing of Securities

Our public units have been approved for listing on Nasdaq under the symbol “NIAAU”, and we anticipate that our Class A ordinary shares, public warrants and rights will be listed on Nasdaq under the symbols “NIAA”, “NIAAW”, and “NIAAR”, respectively. We expect that our public units will be listed on Nasdaq on or promptly after the date of this prospectus. Nasdaq listing approval of our securities is a condition to the closing of this offering. Following the date the Class A ordinary shares, warrants and rights are eligible to trade separately, we anticipate that the ordinary shares, warrants and rights will be listed separately and as a unit on Nasdaq.

Income Tax Considerations

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our public units, each consisting of one Class A ordinary share, one redeemable warrant and one right to receive one-quarter of one Class A ordinary share, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities, as the case may be, nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or, after execution, brought into the Cayman Islands or produced before a court of the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and has obtained an undertaking from the Financial Secretary of the Cayman Islands in substantively the following form on April 27, 2026:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to New Iceland Arctic Acquisition Corp. (the “Company”):

1.	That no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable:

a.	on or in respect of the shares, debentures or other obligations of the Company; or

b.	by way of the withholding in whole or in part, of any relevant payment as defined in the Tax Concessions Law.

These concessions will be for a period of 30 years from April 27, 2026.

Material United States Federal Income Tax Considerations

General

The following discussion summarizes certain material United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our public units (each consisting of one Class A ordinary share, one redeemable warrant and one right to receive one-quarter of one Class A ordinary share) that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share, one redeemable warrant and one right to receive one-quarter of one Class A ordinary share components of the unit. As a result, the discussion below with respect to actual holders of Class A ordinary shares, warrants and rights also should apply to holders of units (as the deemed owners of the underlying Class A ordinary shares, warrants and rights that constitute the units).

This discussion does not address the United States federal income tax consequences to our founders, Sponsor, officers or directors, or to holders of our founder shares or private placement warrants. This discussion is limited to certain material United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares, warrants, and rights will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under United States federal income tax laws, including but not limited to:

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies; individual retirements accounts and other tax-deferred accounts;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

●	persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	subchapter S corporations;

●	controlled foreign corporations;

●	passive foreign investment companies; and

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for United States federal income tax purposes) and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary or proposed, to the extent relied upon) and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME TAX LAWS OR STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The available authorities, however, generally support the treatment of the acquisition of a unit for United States federal income tax purposes as the acquisition of one Class A ordinary share, one warrant (referred to in this “Material United States Federal Income Tax Considerations” section as a “warrant”) and one right to receive one-quarter of one Class A ordinary share (referred to in this “Material United States Federal Income Tax Considerations” section as a “right”), and we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the Class A ordinary share, warrant, and right based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share, warrant and right should be the holder’s initial tax basis in such share, warrant and right. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share, warrant and right comprising the unit, and the amount realized on the disposition should be allocated among the Class A ordinary share, warrant and right based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share, warrant and right constituting a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the public units, Class A ordinary shares, warrants and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the public units described above will be respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our public units, Class A ordinary shares, warrants or rights (referred to in this “Material United States Federal Income Tax Considerations” section collectively as the “securities”) who or that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to United States federal income tax regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a United States person.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules referenced above in the “Risk Factors” discussion and discussed further below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights” below). The Company has not maintained and, unless the Company endeavors to provide the information necessary for U.S. Holders to make a qualified electing fund election as described below under “- Passive Foreign Investment Company Rules”, does not plan to maintain calculations of earnings and profits under United States federal income tax principles. Accordingly, it is unlikely that U.S. Holders will be able to establish that a distribution by the Company is in excess of its current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. Holder should expect that a distribution by the Company will generally be treated as taxable in its entirety as a dividend to U.S. Holders for United States federal income tax purposes even if that distribution would otherwise be treated as a non-taxable return of capital under the rules set forth above.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and absent the satisfaction of certain ownership and holding period requirements and certain other criteria which are not further addressed herein, will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends generally will be qualified dividend income taxed at the preferential applicable long-term capital gains rate (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC in the taxable year in which the dividend was paid or in the previous year, and certain other requirements, including holding period requirements, are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such preferential rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares, warrants or rights (including a redemption of our Class A ordinary shares (as described below), warrants or rights that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares, warrants or rights exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at preferential rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose. If the running of the holding period for the Class A ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the Class A ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares, warrants or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares, warrants, or rights based upon the then relative fair market values of the Class A ordinary shares, warrants or rights constituting the units determined by the allocation principles described above under “- General - Allocation of Purchase Price and Characterization of a Unit”) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares, warrants or rights so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares, warrants, or rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share, warrants, or rights as described above under “- General - Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a Class A ordinary share, by any prior distributions (including deemed distributions) treated as a return of capital. See “- Exercise, Lapse or Redemption of a Warrant or Right” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant or conversion of a right.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities - Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (such open market purchase of Class A ordinary shares by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “- Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph, including as a result of owning warrants or rights) relative to all of our shares outstanding both before and after such redemption. A redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest (either direct or indirect) or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include Class A ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants or rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our warrants or rights). The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any Class A ordinary shares.

If none of the foregoing tests are satisfied, then the redemption of any Class A ordinary shares will be treated as a corporate distribution and the United States federal income tax effects will be as described under “- Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants, rights or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant or Right

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “- General - Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants equal to the number of Class A ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the Class A ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “- General - Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities - Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights.”

The treatment of the rights to acquire Class A ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in the Company (analogous to an option with no exercise price), and thus the holder of the right may not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert. The tax consequences of an acquisition of our Class A ordinary shares pursuant to the rights or the expiration or extinguishment of the rights are unclear. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the expiration or extinguishment of a right.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of our Class A ordinary shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “- Taxation of Distributions”).

Passive Foreign Investment Company or (PFIC) Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

In determining the value and composition of the Company’s assets, cash, including the net proceeds of this offering, generally will be considered to be held for the production of passive income and thus will be considered a passive asset.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

The application of the PFIC rules to the rights is unclear. A right may be viewed as a forward contract, derivative security or similar interest (analogous to a warrant or option with no exercise price), and thus the holder of the right may not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may assert, and possibly sustain, including that the rights are treated as equity in the Company at the time the rights are issued. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules (and the availability of certain elections described below) to the rights.

The tax consequences of an acquisition of our Class A ordinary shares pursuant to the rights are unclear and may depend on the tax treatment of any initial business combination. In addition, the tax treatment of a right that expires worthless is unclear. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination and the tax treatment of any losses that result if the rights expire worthless.

Although our PFIC status is determined annually, a determination that the Company is a PFIC for any taxable year generally will apply for subsequent years to a U.S. Holder who held (or was deemed to hold) Class A ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or rights and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely mark-to-market election, a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares or a QEF election with a purging election, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or rights (which may include gain realized by reason of transfers of Class A ordinary shares that would otherwise qualify as nonrecognition transactions for United States federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A ordinary shares that preceded the taxable year of the distribution) (together the “excess distribution rules”).

Under these excess distribution rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the portion of the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above in respect of our Class A ordinary shares (but, under current law, likely not the rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its Class A ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Class A ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine that we are a PFIC for any taxable year ending prior to or including the date of the initial business combination, upon written request, we will endeavor to provide to a U.S. Holder the PFIC annual information statement that is needed in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Alternatively, we may make such information publicly available to investors that seek to make such an election. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the excess distribution rules described above in respect of its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to the rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign (non-U.S.)subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. If we determine that one or more of our foreign subsidiaries is a PFIC for any taxable year ending prior to or including the date of the initial business combination then, upon written request, we will endeavor to cause the lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. Alternatively, we may make such information publicly available to investors that seek to make such an election. There can be no assurance that we will have timely knowledge of the PFIC status of any of our subsidiaries. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

It is not entirely clear whether or how various aspects of the PFIC rules apply to the warrants. In particular, certain proposed regulations that were issued in 1992 and that are not currently in effect (but that may have a retroactive effective date if finalized) could be interpreted as treating the warrants as stock for purposes of these rules. Accordingly, it is possible that the proposed regulations could be finalized in a manner that would apply to the warrants. U.S. Holders should therefore consult their tax advisors as to whether the warrants are subject to the PFIC rules.

A U.S. Holder may not make a QEF election or mark-to-market election with respect to its warrants. As a result, if the PFIC rules apply to the warrants and a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), including possibly in an exchange or deemed exchange of warrants in connection with the business combination, and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

In addition, subject to the purging election discussion above, if the PFIC rules apply to the warrants, the holding period of Class A ordinary shares acquired upon exercise of the warrants would, for purposes of the PFIC rules described above, include the period in which the warrants were held. However, if a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to the Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding the foregoing and subject to the following sentence, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants) for gain or distributions that are allocable to the pre-QEF election period, unless the U.S. Holder makes a purging election described above. It is possible, however, that the adverse PFIC tax consequences may not apply to the Class A ordinary shares acquired upon the exercise of the warrants (other than QEF inclusions if we are a PFIC at such time) if the U.S. Holder has held Class A ordinary shares that were subject to a QEF election during the entire period that it held the warrants. In addition, if the warrants are subject to the PFIC rules and a U.S. Holder acquires Class A ordinary shares for which it makes a mark-to-market election upon exercise of the warrants, then any gain that is attributable to the period prior to exercise will generally be treated as an “excess distribution” that is subject to tax in the manner described above.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our securities (other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes) that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to United States federal income tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our securities. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of Class A ordinary shares is generally the same for Non-U.S. Holders as that described in “- U.S. Holders - Taxation of Distributions.” Dividends (including, as described under “- U.S. Holders - Possible Constructive Distributions” above, constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares or rights generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including, as described under “- U.S. Holders - Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for United States federal income tax purposes of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax characterization of the exercise or lapse of a warrant by a U.S. Holder, as described under “- U.S. Holders - Exercise, Lapse or Redemption of a Warrant or Right,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

As described under “- U.S. Holders - Exercise, Lapse or Redemption of a Warrant or Right,” the tax consequences of an acquisition of our Class A ordinary shares pursuant to the rights are unclear and will depend on the tax treatment of any initial business combination. In addition, the tax treatment of a right that expires worthless is unclear. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to the rights and the consequences of any initial business combination and the tax treatment of any losses that result if the rights expire worthless.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s Class A ordinary shares generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s Class A ordinary shares, as described under “- U.S. Holders - Redemption of Class A Ordinary Shares” or “- U.S. Holders - Exercise, Lapse or Redemption of a Warrant or Right” above, as applicable, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, if any, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply.

Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-United States financial institution and should also include our securities if they are not held in an account maintained with a United States financial institution.

Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply.

Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND TAX TREATIES.

Underwriting

We intend to offer our securities described in this prospectus through Chardan Capital Markets LLC as the underwriter. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us the number of public units listed next to its name in the following table:

Underwriter	Number of Units
Chardan Capital Markets LLC	10,000,000

Listing of our Securities

Our public units, Class A ordinary shares, public warrants and public rights will be listed and traded on Nasdaq under the symbols “NIAAU,” “NIAA,” “NIAAW,” and “NIAAR,” respectively. Our public units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date that our Class A ordinary shares, public warrants and public rights are eligible to trade separately, we anticipate that our Class A ordinary shares, public warrants and public rights will be traded separately and as public units on Nasdaq.

Over-allotment Option

We have granted the underwriter an option to buy up to 1,500,000 additional public units. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriter has 45 days from the date of this prospectus to exercise this option. If the underwriter exercises this option, it will purchase additional public units approximately in proportion to the amounts specified in the table above.

Right of First Refusal

We will provide Chardan with a right of first refusal (but not the obligation), subject to FINRA Rule 5110(g)(6) to act (a) as exclusive financial advisor and M&A advisor with respect to any M&A transactions (except in the event that the counterparty to such M&A transaction is first introduced to us by another investment bank that is not engaged by that counterparty, in which case Chardan’s role shall instead be as lead financial advisor and merger and acquisition advisor); and (b) as our lead financial advisor and placement agent (with 100% of the economics paid to all advisors and/or underwriters) with respect to any investments in, or other financings of, us and other participants in the initial business combination that: (i) are concurrent with, or otherwise in connection with, the initial business combination, or (ii) that are undertaken by us (including any successors, subsidiaries and affiliates thereof) between the initial business combination and the twelve (12) month anniversary thereof. If Chardan elects to provide such additional services, separate agreements will be executed containing customary terms and conditions, including appropriate provisions based on the prevailing market for similar services for global, full-service investment banks. Such right of first refusal, as required by FINRA Rule 5110(g)(6), will not have a duration of more than three years from the commencement of sales in this offering.

Commissions and Discounts

Public units sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus. The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriter assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 1,500,000 public units.

	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us(1)	$0.55	$0.55	$5,520,000	$6,270,000

(1)	Including (A) approximately $0.25 per unit sold in the offering, or $2,520,000 in the aggregate (or $2,820,000 if the underwriter’s over-allotment option is exercised in full), payable to the underwriter upon closing of this offering, of which the underwriter has committed that $0.20 per unit will be used by the underwriter to purchase private placement units; and (B) $0.30 per public unit sold in the offering, or $3,000,000 in the aggregate (or $3,450,000 if the underwriter’s over-allotment option is exercised in full), is payable to the underwriter in this offering for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriter only upon the completion of an initial business combination. As described under “-Purchases of Private Placement Units,” the underwriter has committed to purchase an aggregate of 200,000 private placement units (or 230,000 private placement units if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per unit, in the private placement that will occur simultaneously with the completion of this offering. The private placement units (including private placement shares and private placement warrants underlying such private placement units and the Class A ordinary shares underlying such private placement warrants) have been deemed compensation by FINRA.

If we do not complete our initial business combination within the completion window and subsequently liquidate, the trustee and the underwriter will agree that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (which interest will be net of permitted withdrawals), to the public shareholders.

We estimate that the total expenses of this offering payable by us will be $510,000, excluding underwriting discounts and commissions. We have agreed to pay all of our expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing (including the payment of postage with respect to such mailing) and delivering the registration statement and the prospectus; (iii) the printing, engraving, issuance and delivery of the securities, including any transfer or other taxes payable thereon; (iv) if the public shares and warrants are not listed on Nasdaq or such other national securities exchange, related blue sky matters; (v) filing fees (including SEC and FINRA filing fees), costs and expenses incurred in registering the offering; (vi) fees and disbursements of the registrar and transfer and rights agent; (vii) our expenses associated with “due diligence” meetings arranged by the underwriter; (viii) all our costs and expenses associated with “road show” marketing and “due diligence” trips for our management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips; and (ix) all other reasonable costs and legal or due diligence expenses incurred by us incident to the offering.

Private Placement Units

The Sponsor will purchase, pursuant to a subscription agreement to be entered into, an aggregate of 178,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Additionally, Chardan Capital Markets LLC (and/or its designees) has committed to purchase from us an aggregate of 200,000 private placement units (or 230,000 private placement units if the underwriter’s over-allotment option is exercised in full) at $10.00 per unit for an aggregate purchase price of $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full). The private placement units are expected to be identical to the public units sold in this offering except as described elsewhere in this prospectus. The private placement warrants held by the underwriter will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). The purchase of the private placement units will take place on a private placement basis simultaneously with the consummation of this offering. Such private placement units and underlying securities will be considered underwriting compensation in connection with this offering. Such private placement units will be subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1) and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except as provided in FINRA Rule 5110(e)(2). The underwriter is entitled under the registration rights agreement to demand and “piggy-back” resale registration rights. The underwriter may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, after the commencement of sales in this offering and may not exercise its demand rights on more than one occasion.

Lock-up

We, our Sponsor and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any public units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any public units, ordinary shares, founder shares or warrants, subject to certain exceptions. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which will be with notice. Our Sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units (and any underlying securities) pursuant to the letter agreement described herein.

Our Sponsor, officers and directors agreed not to transfer, assign or sell (i) in the case of the founder shares, until the earlier of (A) 180 days after the date of the consummation of our initial business combination or (B) subsequent to the business combination (x) the date on which the highest reported trading price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period immediately preceding such date, or (y) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement units or any securities underlying the private placement units, until 30 days after the completion of our initial business combination (in each case, except with respect to permitted transferees as described in the section of this prospectus entitled “Principal Shareholders - Restrictions on Transfers of Founder Shares and Private Placement Units”).

Pricing of Securities

We have been advised by the underwriter that the underwriter proposes to offer the public units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the public units and the terms of the warrants and rights were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the public units, including the Class A ordinary shares, warrants, and rights underlying the public units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	our capital structure;

●	the per share amount of net proceeds being placed into the trust account;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of the offering; and

●	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our public units before the distribution of the public units is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our public units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriter complies with all other applicable rules.

●	Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our public units by selling more of our public units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriter may also create a short position in our public units by selling more of our public units than are set forth on the cover page of this prospectus and the public units allowed by the over-allotment option. This is known as a naked short position. If the underwriter creates a short position during the offering, the underwriter may engage in syndicate covering transactions by purchasing our public units in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the public units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriter in the aftermarket. However, the underwriter may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

●	Penalty Bids. The underwriter may reclaim a selling concession from a syndicate member when the public units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

Selling Restrictions

Notice to Residents of Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Regulation (each, a “relevant member state”), with effect from and including the date on which the Prospectus Regulation is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of us or the underwriter.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France.

●	Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus has not been and will not be circulated or distributed in China, and units may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan, and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

VALIDITY OF SECURITIES

Holland & Hart LLP is acting as counsel in connection with the registration of our securities under the Securities Act and will pass on certain legal matters in connection with the securities. Hodgson Russ LLP is acting as special New York counsel, and as such, will pass upon the validity of the securities offered in this prospectus with respect to public units, warrants and rights. Walkers (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Cooley LLP, New York, New York, is acting as counsel to the underwriter.

Experts

The financial statements of the Company as of June 30, 2026 and for the period from April 21, 2026 (inception) through June 30, 2026 appearing in this prospectus have been audited by GuzmanGray, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed therewith. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file (if we are a foreign private issuer, in certain cases voluntarily) annual, quarterly and current event reports, proxy statements (if we will not be a foreign private issuer at such time) and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

New Iceland Arctic Acquisition Corp.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of
New Iceland Arctic Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of New Iceland Arctic Acquisition Corp. (hereinafter referred to as the “Company”) as of June 30, 2026, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from April 21, 2026 (inception) through June 30, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026, and the results of its operations and its cash flows for the period from April 21, 2026 (inception) through June 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not commenced operations and has limited liquidity. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GuzmanGray

We have served as the Company’s auditor since 2026

Costa Mesa, California

October 2, 2026

New Iceland Arctic Acquisition Corp.

BALANCE SHEET

JUNE 30, 2026

ASSETS
Current assets:
Prepaid expenses	$46,050
Total current assets	46,050
Deferred offering costs	185,000
TOTAL ASSETS	$231,050

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	13,129
Working capital loan - related party	205,000
Total Liabilities	218,129

Commitments and Contingencies (Note 7)

Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 3,593,750 issued and outstanding (1)	359
Additional paid-in capital	24,641
Accumulated deficit	(12,079)
Total Shareholder’s Equity	12,921
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$231,050

(1)	Includes up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the financial statements.

New Iceland Arctic Acquisition Corp.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 21, 2026 (INCEPTION) THROUGH JUNE 30, 2026

Formation and operating costs	$12,079
Net loss	$(12,079)

Weighted average shares outstanding, basic and diluted (1)	3,125,000
Basic and diluted net loss per ordinary share	$(0.00)

(1)	Excludes up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the financial statements.

New Iceland Arctic Acquisition Corp.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM APRIL 21, 2026 (INCEPTION) THROUGH JUNE 30, 2026

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at April 21, 2026 (inception)	—	$—	$—	$—	$—
Issuance of Founder Shares to Sponsor(1)	3,593,750	359	24,641	—	25,000
Net loss	—	—	—	(12,079)	(12,079)
Balance at June 30, 2026	3,593,750	$359	$24,641	$(12,079)	$12,921

(1)	Includes up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (Note 6).

The accompanying notes are an integral part of the financial statements.

New Iceland Arctic Acquisition Corp.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 21, 2026 (INCEPTION) THROUGH JUNE 30, 2026

Cash Flows from Operating Activities:
Net loss	$(12,079)
Changes in operating assets and liabilities:
Prepaid expenses	(46,050)
Accounts payable	13,129
Net cash used in operating activities	(45,000)

Cash Flows from Financing Activities:
Proceeds from working capital loan - related party	205,000
Payment of deferred offering costs	(160,000)
Net cash provided by financing activities	45,000

Net Change in Cash	—
Cash - Beginning of period	—
Cash - End of period	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs paid by Sponsor on behalf of the Company in exchange for issuance of Class B ordinary shares	$25,000

The accompanying notes are an integral part of the financial statements.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

New Iceland Arctic Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on April 21, 2026. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, but the Company intends to focus its search on operating companies in Iceland and the broader Arctic region. The Company is an early-stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early-stage and emerging growth companies.

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from April 21, 2026 (inception) through June 30, 2026 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Offering of 10,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriter’s over-allotment option is exercised in full), the sale of 178,000 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, in a private placement to New Iceland Arctic Acquisition Sponsor LLC (the “Sponsor”), and the purchase of 200,000 Private Placement Units (or 230,000 Private Placement Units if the over-allotment is exercised in full) by the underwriter (the “Underwriter”), that will close simultaneously with the Proposed Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) that will be located in the United States and will be invested only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest-bearing bank demand deposit account or other accounts at a bank.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company for permitted withdrawals to pay its taxes, other than excise taxes, if any). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

The Company will either (1) seek shareholder approval of the Business Combination at a meeting called for such purpose at which shareholders may seek to redeem all or a portion of their Public Shares, regardless of whether they abstain, vote for, or vote against with respect to the proposed Business Combination, or (2) provide the Company’s shareholders with the opportunity to redeem their shares to the Company by means of a tender offer without a shareholder vote, in each case for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of permitted withdrawals), subject to the limitations described herein. The decision as to whether the Company will seek shareholder approval of the proposed Business Combination or allow shareholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. The Company will consummate a Business Combination only if the Company obtains the approval of an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the Company held for the purposes of approving the Business Combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the Company or by way of a unanimous written resolution, and held for the purposes of approving the Business Combination, to the extent that such Business Combination is structured as a statutory merger or consolidation with another company under Cayman Islands law.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Company’s Sponsor, officers, and directors will agree, pursuant to the agreement to be entered into in connection with the Proposed offering, to waive their redemption rights with respect to any Founder Shares (as defined in Note 6) held, Private Placement Shares (as defined in Note 4), and any Public Shares they may acquire during or after the Proposed Offering in connection with the completion of the initial Business Combination. However, the Company’s Sponsor, officers, and directors will be entitled to redemption rights with respect to any Public Shares held if the Company fails to consummate a business combination or liquidate within the completion window.

The Company will have until the date that is 12 months from the closing of the Proposed Offering or until such earlier liquidation date as the Board of Directors may approve to consummate the initial Business Combination. However, if the Company anticipates that it may not be able to complete an initial Business Combination within that time period, the Company may seek shareholder approval to amend the Amended and Restated Memorandum and Articles of Association to extend the date by which it must consummate the initial Business Combination. If the Company seeks shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares upon approval of such amendment, regardless of whether they abstain, vote for, or against, the Company’s initial Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (which interest shall be net of amounts not previously released to the Company pursuant to permitted withdrawals), divided by the number of then issued and outstanding Public Shares, subject to applicable law. The Underwriter will agree to waive its rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete the initial Business Combination within the completion window and, in such event, such amounts would be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In order to protect the amounts held in the Trust Account, the Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Going Concern Consideration

As of June 30, 2026, the Company had no cash and a working capital deficit of $172,079. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, Presentation of Financial Statements - Going Concern, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital will be successful. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of June 30, 2026.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly attributable to the Proposed Offering. Upon completion of the Proposed Offering and the Private Placement, offering costs will be allocated to the financial instruments issued based on their relative fair values. Costs allocated to equity-classified instruments will be recorded as a reduction of the related equity proceeds, while costs allocated to liability-classified instruments, if any, will be charged to expense. If the Proposed Offering is abandoned, the deferred offering costs will be charged to operations. As of June 30, 2026, the Company had deferred offering costs of $185,000.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, management concluded that there are no uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on April 21, 2026, the evaluation was performed for the upcoming 2026 tax year, which will be the only period subject to examination.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares that will be issued as part of the Proposed Offering contain redemption provisions that permit holders to redeem their Public Shares in connection with the Company’s liquidation, a shareholder vote or tender offer in connection with the Business Combination, and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with ASC 480, conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of an entity’s equity instruments, are excluded from the provisions of ASC 480. The Company’s Amended and Restated Memorandum and Articles of Association do not provide for a maximum redemption threshold. Accordingly, all Public Shares subject to possible redemption will be classified outside permanent equity as temporary equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. In accordance with ASC 260-10-55-12 and SEC Staff Accounting Bulletin Topic 4.D, Founder Shares issued for nominal consideration are treated as a recapitalization in substance and are reflected retroactively in the calculation of basic and diluted net loss per ordinary share for the entire period presented, in a manner similar to shares issued in a stock split or stock dividend. As of June 30, 2026, the Company had 3,593,750 Class B ordinary shares issued and outstanding. Weighted average ordinary shares were reduced for the effect of an aggregate of 468,750 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the Underwriter (see Note 6). Additionally, there were no dilutive securities or other contracts that could potentially be exercised or converted into ordinary shares and therefore, the entire net loss for the period is allocated to the Class B ordinary shares outstanding.

Fair Value of Financial Instruments

The fair value of the Company’s liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and upon any subsequent modification or other change in facts or circumstances that may affect classification.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance and are not subsequently remeasured. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and are remeasured at each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations.

The Company will assess the warrants for appropriate classification upon issuance. As of June 30, 2026, there were no warrants outstanding.

Share Rights

The Company will account for the Public and Private Placement Rights to be issued in connection with the Proposed Offering and the private placement in accordance with the guidance contained in ASC 815, Derivatives and Hedging. The Company will assess the classification of the rights upon issuance based on their specific terms and the applicable accounting guidance. There are no Public or Private Placement Rights currently outstanding as of June 30, 2026.

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 on April 21, 2026, the date of its incorporation.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 on April 21, 2026, the date of its incorporation.

Recently Issued Accounting Standards

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. In January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), Clarifying the Effective Date. ASU 2024-03 requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. ASU 2024-03, as clarified by ASU 2025-01, is effective for public entities for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) — Narrow-Scope Improvements. The ASU clarifies the scope of interim reporting guidance, reorganizes disclosure requirements for ease of navigation, and introduces a principle requiring disclosure of material events occurring after the last annual reporting period but before interim financial statements are issued. The ASU does not create new disclosure requirements but improves clarity and consistency in presentation. The ASU is effective for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on the Company’s financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements (“ASU 2025-12”). The amendments in this update are to make other incremental improvements to GAAP and facilitate codification updates for a broad range of Topics arising from technical corrections, unintended application of the codification, clarifications, and other minor improvements. The resulting amendments are collectively referred to as Codification improvements. ASU 2025-12 is effective for all entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact the adoption of ASU 2025-12 may have on the Company’s financial statements.

Management has evaluated recently issued accounting pronouncements outside of those mentioned above and does not believe that any of these pronouncements will have a significant impact on the Company’s financial statements and related disclosures.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale 10,000,000 Units (or 11,500,000 Units if the Underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one redeemable warrant (“Public Warrant”) and one right to receive one-quarter of one Class A ordinary share (“Public Right”). Each Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

The Sponsor will purchase, pursuant to a subscription agreement to be entered into, an aggregate of 178,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Additionally, the Underwriter will commit, pursuant to written agreement, to purchase an aggregate of 200,000 Private Placement Units (or 230,000 Private Placement Units if the over-allotment is exercised in full) as part of the consideration included in the underwriting discount paid to the Underwriter upon the closing of the Proposed Offering. Each Private Placement Unit will consist of: (i) one Class A ordinary share (“Private Placement Share”), (ii) one redeemable warrant (“Private Placement Warrant”), and (iii) one right to receive one-quarter of one Class A ordinary share (“Private Placement Right”). The foregoing transactions will occur in a private placement that will close simultaneously with the closing of the Proposed Offering. Each Private Placement Warrant included in a Private Placement Unit entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustments. Each Private Placement Right entitles the holder thereof to receive one-quarter of one Class A ordinary share upon the consummation of the Business Combination.

A portion of the proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. If the Company does not complete a Business Combination, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants and Private Placement Rights will expire worthless.

NOTE 5. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

June 30, 2026
Deferred offering costs	$185,000
Prepaid expenses	46,050
Total Assets	$231,050

For the period from April 21, 2026 (inception) through June 30, 2026
Formation and operating costs	$12,079
Net Loss	$(12,079)

The CODM reviews formation and operating costs to manage and forecast cash to ensure enough capital is available to complete an initial Business Combination within the completion window. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating costs represent the only significant expense category regularly provided to the CODM and are reconciled directly to the Company’s net loss.

The CODM reviews the position of total assets available with the Company to assess if the Company has sufficient resources available to discharge its liabilities. Additionally, the CODM regularly reviews the status of deferred offering costs to assess whether such costs remain directly attributable to the Proposed Offering and consistent with the Company’s offering plans.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On June 24, 2026, the Sponsor was issued 3,593,750 Class B ordinary shares (the “Founder Shares”) for an aggregate price of $25,000 paid to cover certain deferred offering costs on behalf of the Company. The Founder Shares include an aggregate of up to 468,750 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriter’s over-allotment option is not exercised in full or in part. The number of Founder Shares, and the forfeiture mechanism underlying the Founder Shares, has been determined in order to ensure that the Founder Shares will represent approximately 24% of the Company’s issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of the Proposed Offering and the exercise of the underwriter’s over-allotment option (i.e., after giving effect to the 468,750 Class B ordinary shares subject to forfeiture). This also assumes that the Sponsor does not purchase any Public Shares in the Proposed Offering.

Working Capital Loan - Related Party

On June 11, 2026, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses pursuant to a working capital loan (the “Working Capital Loan”). This loan is non-interest bearing and payable on the earlier of December 31, 2027 or the date on which the Company consummates the Proposed Offering of its securities. As of June 30, 2026, the Company had $205,000 outstanding under the Working Capital Loan, with $195,000 remaining available for future borrowings.

Related Party Loans

In order to finance transaction costs in connection with the intended initial Business Combination, the Company’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan the Company funds as may be required. If the Company consummates the initial Business Combination, the Company may repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the offering proceeds held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. A portion of such loans entered into after the offering, up to $200,000, may be convertible into units (the “Loan Units”), which would be identical to the Private Placement Units, at a price of $10.00 per Loan Unit at the option of the lender, which could result in a material dilution to the Public Shareholders’ equity interests. The private placement shares component of the loan units is referred to herein as the “loan shares,” the private placement warrant component of the loan units is referred to herein as the “loan warrants,” and the private placement right component of the loan units is referred to herein as the “loan rights.” As of June 30, 2026, no working capital loans of the type described above were outstanding.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, Private Placement Units, and the securities underlying such securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities will be entitled to make up to three demands, excluding short-form demands, that the Company register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed following the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to the underwriting agreement to be entered into in connection with the Proposed Offering, the Sponsor and the executive officers and directors will agree that, for a period of 180 days from the date of the final prospectus relating to the Proposed Offering, they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or warrants, subject to certain exceptions. The representatives in their discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. The Sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Placement Units pursuant to the letter agreement as described elsewhere in this prospectus.

The Company will grant the Underwriter a 45-day option from the date of the Proposed Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Offering price less the underwriting discounts and commissions.

The Underwriter will be entitled to an underwriting discount of approximately $0.25 per Unit (excluding deferred compensation), of which the Underwriter commits that $0.20 per Unit will be used by the Underwriter to purchase the Private Placement Units. Refer to Note 4 for additional information related to the equity compensation to the underwriter upon the closing of the Proposed Offering.

The remaining amount of the underwriting discount, amounting to $520,000 (regardless of whether the over-allotment option is exercised in full) will be payable to the Underwriter in cash. The underwriting discount is payable upon the closing of the Proposed Offering. In addition, the Underwriter will be entitled to a deferred underwriting commission of $0.30 per Unit, or $3,000,000 in the aggregate ($3,450,000 if the Underwriter’s over-allotment option is exercised in full), payable from the Trust Account only upon the completion of the Company’s initial Business Combination.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDER’S EQUITY

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2026, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares — The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to ten votes for each share. As of June 30, 2026, there were 3,593,750 Class B ordinary shares issued and outstanding.

Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law; provided, however, that each Class B ordinary share shall be entitled to ten votes per share. Prior to the closing of the initial Business Combination, only holders of Class B ordinary shares (i) will have the right to appoint and remove directors prior to or in connection with the completion of the initial Business Combination and (ii) will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). If shareholder approval of the initial Business Combination is sought, such approval will require an ordinary resolution, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the Company held for the purposes of approving the initial Business Combination, or as a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders, voting together as a single class on an as-converted basis, who, being present and entitled to vote, attend and vote at a general meeting of the Company or by way of a unanimous written resolution, and held for the purposes of approving the initial Business Combination, to the extent that such initial Business Combination is structured as a statutory merger or consolidation with another company under Cayman Islands law. For the avoidance of doubt, each Class B ordinary share will be entitled to one vote per share for purposes of such resolution. On any other matters submitted to a vote of shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Founder Shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with, or immediately following the consummation of a Business Combination, and may be converted at any time prior to the Business Combination at the option of the holder on a one-for-one basis (unless otherwise provided in the Business Combination agreement), subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and similar transactions. The number of Founder Shares, and the forfeiture mechanism underlying the Founder Shares, has been determined in order to ensure that the Founder Shares will represent approximately 24% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares) upon the consummation of the Proposed Offering and the exercise of the underwriter’s over-allotment option. If the size of the offering is increased or decreased pursuant to Rule 462(b) under the Securities Act, the Company will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering so that the Founder Shares will represent approximately 24% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares) upon completion of the Proposed Offering.

Warrants — Each warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Proposed Offering and the completion of the Company’s initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the Company’s completion of its initial Business Combination, or earlier upon redemption; provided, however, that the Private Placement Warrants issued to the underwriter will not be exercisable more than five years after the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8).

No Public Warrants will be exercisable for cash unless the registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is effective and a current prospectus relating to such shares is available, or a valid exemption from registration is available. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective or the Company has failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the Fair Market Value (as defined) by (y) the Fair Market Value. The “Fair Market Value” for this purpose will mean the average reported last sale price of the Class A ordinary shares for the ten trading days ending on the third trading day prior to the date of exercise. Neither the Private Placement Warrants nor the Class A ordinary shares issuable upon exercise of the Private Placement Warrants are being registered under the registration statement of which this prospectus forms a part.

New Iceland Arctic Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

The Private Placement Warrants are expected to be identical to the Public Warrants except that, so long as they are held by the Sponsor or the Underwriter or their permitted transferees, as applicable, (i) the Private Placement Warrants may be exercised for cash or on a cashless basis, (ii) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise thereof are subject to certain transfer restrictions contained in the letter agreement among the Company, the Sponsor and other parties thereto, as amended from time to time, (iii) the Private Placement Warrants will not be redeemable by the Company, and (iv) the holders of the Private Placement Warrants (including the Class A ordinary shares issuable upon exercise thereof) may be entitled to certain registration rights. With respect to any cashless exercise of the private placement warrants, the “fair market value” means, at the discretion of the holder, either (x) the average last reported sale price of the Class A ordinary shares for the ten trading days ending on the third trading day prior to the date of exercise or (y) the last reported sale price of the Class A ordinary shares for the trading day prior to the date of exercise. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Company’s initial Business Combination (except pursuant to limited exceptions as set forth in applicable agreements, including transfers to the Company’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Units). The Private Placement Warrants held by the underwriter will not be exercisable more than five years after the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8).

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

●	if, and only if, the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $16.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company will account for the 10,378,000 warrants to be issued in connection with the Proposed Offering (including 10,000,000 Public Warrants and 378,000 Private Placement Warrants assuming the Underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right or Private Placement Right will automatically receive one-quarter (1/4th) of one share upon consummation of the initial Business Combination without requiring the holder to pay additional consideration. The Private Placement Rights are subject to the same terms and provisions as the Public Rights under the Rights Agreement. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each holder of a right will receive the election to convert his, her or its rights in order to receive the one-quarter (1/4th) of one share underlying each right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, holders must hold rights in multiples of four in order to receive shares for all the rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through October 2, 2026, the date that the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

10,000,000 Units

New Iceland Arctic Acquisition Corp.

Preliminary Prospectus

_________________, 2026

Chardan

Until _______________, 2026 (45 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC Registration Fees and FINRA Filing Fees	$57,000
Accounting fees and expenses	$65,000
Printing and engraving expenses	$21,000
Nasdaq listing fees	$82,000
Legal fees and expenses	$172,000
Underwriter expenses reimbursement	$100,000
Miscellaneous(1)	$13,000
Total	$510,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including transfer agent and trustee fees.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them to provide for indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter, and the underwriter has agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On June 24, 2026, our Sponsor purchased 3,593,750 Class B ordinary shares from us for an aggregate purchase price of $25,000, or approximately $0.006957 per share. 3,593,750 Class B ordinary shares are currently outstanding, of which up to 468,750 founder shares remain subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised during this offering. The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent approximately 24% of the issued and outstanding ordinary shares (excluding any shares underlying the private placement units) upon completion of this offering and the exercise of the underwriter’s over-allotment option. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, the Sponsor will commit, pursuant to a written agreement, to purchase an aggregate of 178,000 private placement units at a price of $10.00 per private placement unit ($1,780,000 in the aggregate) and the underwriter has committed to purchase an aggregate of 200,000 (or up to 230,000 private placement units if the over-allotment is exercised in full) private placement units at a price of $10.00 per unit, in a private placement that will close simultaneously with the closing of this offering. These purchases will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our Sponsor and the underwriter are accredited investors for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Shares Certificate
4.3*	Specimen Right Certificate
4.4*	Specimen Warrant Certificate
4.5*	Form of Rights Agreement by and between Continental Stock Transfer & Trust Company and the Company
4.6*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company
5.1*	Opinion of Hodgson Russ LLP
5.2*	Opinion of Walkers (Cayman) LLP
10.1*	Form of Insider Letter Agreement among the Company, the Sponsor and its executive officers and directors
10.2*	Securities Subscription Agreement, dated June 24, 2026, between the Company and Sponsor
10.3*	Form of Private Placement Unit Purchase Agreement between the Company and Sponsor
10.4*	Form of Private Placement Unit Purchase Agreement between the Company and the Underwriter
10.5*	Form of Registration Rights Agreement by and among the Company, the Sponsor and the other signatories thereto
10.6*	Form of Indemnification Agreement
10.7*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company
14.1*	Code of Business Conduct and Ethics
23.1*	Consent of GuzmanGray
23.2*	Consent of Hodgson Russ LLP (included in Exhibit 5.1)
23.3*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on the signature page of the initial filing)
99.1*	Clawback Policy
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nominating and Corporate Governance Committee Charter
99.5*	Consent of Halldor Thorsteinsson to be named as director nominee
99.6*	Consent of J. Heath Cardie to be named as director nominee
99.7*	Consent of Christy Albeck to be named as director nominee
99.8*	Consent of Andrew E. Geist to be named as director nominee
99.9*	Consent of Ragnar Rafnsson to be named as director nominee
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, Colorado, on October 2, 2026.

New Iceland Arctic Acquisition Corp.

By:	/s/ J. Heath Cardie
Name:	J. Heath Cardie
Title:	Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Halldor Thorsteinsson	Chief Executive Officer and Director	October 2, 2026
Halldor Thorsteinsson	(Principal executive officer)

/s/ J. Heath Cardie	Chief Financial Officer and Director	October 2, 2026
J. Heath Cardie	(Principal financial and accounting officer)

*	Director	October 2, 2026
Christy Albeck

*	Director	October 2, 2026
Andrew E. Geist

*	Director	October 2, 2026
Ragnar Rafnsson

*By:	/s/ Halldor Thorsteinsson
Halldor Thorsteinsson
Attorney-in-fact

AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in their capacity as the duly authorized representative of the Registrant in the City of Golden, Colorado, on October 2, 2026.

By:	/s/ J. Heath Cardie
Name:	J. Heath Cardie
Title:	Chief Financial Officer and Director